                                                                    EXHIBIT 99.3

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

---------------------------------------x
                                       :
In re:                                 :
                                       :   Chapter 11 Case Nos.
KAISER ALUMINA AUSTRALIA               :   02-10432 and 02-10438
CORPORATION                            :
and                                    :
KAISER FINANCE CORPORATION,            :   Jointly Administered Under
                                       :   Case No. 02-10429 (JKF)
                Debtors.               :
                                       :
---------------------------------------x

                     THIRD AMENDED JOINT PLAN OF LIQUIDATION
                    FOR KAISER ALUMINA AUSTRALIA CORPORATION
                         AND KAISER FINANCE CORPORATION

                                        Daniel J. DeFranceschi (DE 2732)
                                        RICHARDS, LAYTON & FINGER, P.A.
                                        One Rodney Square
                                        P.O. Box 551
                                        Wilmington, Delaware 19899
                                        Telephone: (302) 651-7700
                                        Facsimile: (302) 651-7701

                                        - and -

                                        Gregory M. Gordon (TX 08435300)
                                        Henry L. Gompf (TX 08116400)
                                        Troy B. Lewis (TX 12308650)
                                        Daniel P. Winikka (TX 00794873)
                                        JONES DAY
                                        2727 North Harwood
                                        Dallas, Texas 75201
                                        Telephone: (214) 220-3939
                                        Facsimile: (214) 969-5100

                                        ATTORNEYS FOR DEBTORS AND
                                        DEBTORS IN POSSESSION
Dated: February 25, 2005

                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE I      DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION
               OF TIME........................................................     1
   1.1         Defined Terms..................................................     1
   1.2         Rules of Interpretation........................................     9
   1.3         Computation of Time............................................    10

ARTICLE II     CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS...........    10
   2.1         General........................................................    10
   2.2         Administrative Claims..........................................    10
   2.3         Priority Tax Claims............................................    12
   2.4         Classified Claims..............................................    12
   2.5         7-3/4% SWD Revenue Bond Dispute and Settlement.................    14
   2.6         Senior Note Indenture Trustee and Ad Hoc Group Counsel Fees
                  and Expenses; 7-3/4% SWD Revenue Bond Plaintiffs' Fees......    15
   2.7         Allowance of Certain Public Note Claims........................    15
   2.8         Substantive Consolidation......................................    15
   2.9         Order Granting Substantive Consolidation.......................    15
   2.10        KFC Claim against KACC.........................................    16
   2.11        No Effect on Claims Against or Interests in Other Kaiser
               Debtors........................................................    16

ARTICLE III    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..........    16
   3.1         Executory Contracts and Unexpired Leases to Be Rejected........    16
   3.2         Bar Date for Rejection Damages.................................    16

ARTICLE IV     RELEASE, LIMITATION OF LIABILITY AND INJUNCTION
               PROVISIONS.....................................................    16
   4.1         Release of Claims; Limitation of Liability.....................    16
   4.2         Injunctions....................................................    17
   4.3         No Discharge...................................................    18

ARTICLE V      CRAMDOWN.......................................................    18

ARTICLE VI     CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION
               OF THE PLAN....................................................    18
   6.1         Conditions to Confirmation.....................................    18
   6.2         Conditions to the Effective Date...............................    18
   6.3         Waiver of Conditions to the Confirmation or Effective Date.....    18

ARTICLE VII    MEANS FOR IMPLEMENTATION OF THE PLAN...........................    19
   7.1         Liquidating Transactions.......................................    19
   7.2         Corporate Action...............................................    19
   7.3         No Revesting of Assets.........................................    19
   7.4         Recourse Solely to Trust Accounts..............................    19

                                TABLE OF CONTENTS
                                   (continued)

                                                                                 PAGE
                                                                                 ----
   7.5         Release of Liens...............................................    19
   7.6         Exemption from Certain Taxes...................................    19

ARTICLE VIII   DISTRIBUTION TRUST.............................................    20
   8.1         Creation.......................................................    20
   8.2         Distribution Trustee...........................................    20
   8.3         Preservation of Causes of Action...............................    21
   8.4         Reports to be Filed with the Bankruptcy Court..................    21
   8.5         Payment of Distribution Trust Expenses.........................    22
   8.6         Use of Other Entities..........................................    22
   8.7         Indemnification................................................    22
   8.8         Tax Treatment..................................................    22
   8.9         Creation of Trust Accounts.....................................    22
   8.10        Funding of Distribution Trust Expenses Account.................    22
   8.11        Funding of Priority Claims Trust Account.......................    23
   8.12        Funding of Unsecured Claims Trust Account......................    24
   8.13        Undeliverable Property Trust Account...........................    24

ARTICLE IX     PROVISIONS GOVERNING DISTRIBUTIONS.............................    24
   9.1         Method of Distributions to Holders of Allowed Claims...........    24
   9.2         Delivery of Distributions......................................    24
   9.3         Means of Cash Payments.........................................    25
   9.4         Timing and Calculation of Amounts to Be Distributed............    25
   9.5         Setoffs........................................................    28
   9.6         Compensation and Reimbursement for Services Related to
                  Distributions...............................................    28
   9.7         Payments Limited to Trust Accounts.............................    29
   9.8         Insufficient Assets............................................    29
   9.9         Distributions of Securities....................................    29

ARTICLE X      DISPUTED CLAIMS................................................    29
   10.1        Prosecution of Objections to Claims............................    29
   10.2        Treatment of Disputed Claims...................................    29

ARTICLE XI     RETENTION OF JURISDICTION......................................    30

ARTICLE XII    MISCELLANEOUS PROVISIONS.......................................    31
   12.1        Preservation of Insurance......................................    31
   12.2        Modification of the Plan.......................................    31
   12.3        Revocation of the Plan.........................................    31

                                TABLE OF CONTENTS
                                   (continued)

                                                                                 PAGE
                                                                                 ----
   12.4        Limitation on Certain Actions..................................    31
   12.5        Severability of Plan Provisions................................    32
   12.6        Notices........................................................    32
   12.7        Successors and Assigns.........................................    33
   12.8        Further Action.................................................    33
   12.9        Exhibits.......................................................    33

                               TABLE OF EXHIBITS*

Exhibit A -- Distribution Trust Agreement

----------
* The Plan, Disclosure Statement and Distribution Trust Agreement will be available on the Document Website promptly following approval of the Disclosure Statement by the Bankruptcy Court.

                                  INTRODUCTION

          Kaiser Alumina Australia Corporation ("KAAC") and Kaiser Finance Corporation ("KFC") (collectively, the "Debtors") in the above-captioned chapter 11 cases (the "Chapter 11 Cases") propose the following joint plan of liquidation (the "Plan") for the resolution of the outstanding claims against and equity interests in the Debtors.

                                    ARTICLE I

                     DEFINED TERMS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

     1.1  Defined Terms.

          As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined in the Plan, but that is defined in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or Bankruptcy Rules, as applicable.

     (1) "7-3/4% SWD Revenue Bond Dispute" means Adversary Proceeding No. 04-51165 commenced by the 7-3/4% SWD Revenue Bond Indenture Trustee and certain holders of 7-3/4% SWD Revenue Bonds in connection with the Kaiser Cases.

     (2) "7-3/4% SWD Revenue Bond Indenture" means the Trust Indenture, dated as of December 1, 1992, between Parish of St. James, State of Louisiana, and the 7-3/4% SWD Revenue Bond Indenture Trustee, together with all instruments and agreements related thereto.

     (3) "7-3/4% SWD Revenue Bond Indenture Trustee" means J.P. Morgan Trust Company, N.A., as successor indenture trustee under the 7-3/4% SWD Revenue Bond Indenture.

     (4) "7-3/4% SWD Revenue Bonds" means the Parish of St. James, State of Louisiana, Solid Waste Disposal Revenue Bonds (Kaiser Aluminum Project) Series 1992 issued pursuant to the 7-3/4% SWD Revenue Bond Indenture in an outstanding principal amount of $20,000,000.

     (5) "9-7/8% Senior Note Claim" means a Claim against a Debtor under or in respect of one or more 9-7/8% Senior Notes and the 9-7/8% Senior Note Indenture.

     (6) "9-7/8% Senior Note Indenture" means the Indenture, dated as of February 17, 1994, by and among the Debtors, certain Other Kaiser Debtors (including KACC) and the 9-7/8% Senior Note Indenture Trustee, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     (7) "9-7/8% Senior Note Indenture Trustee" means U.S. Bank National Association, as successor indenture trustee under the 9-7/8% Senior Note Indenture.

     (8) "9-7/8% Senior Notes" means the 9-7/8% senior notes due 2002, issued by KACC pursuant to the 9-7/8% Senior Note Indenture in an outstanding principal amount of $172,780,000.

     (9) "10-7/8% Senior Note Claim" means a Claim against a Debtor under or in respect of one or more 10-7/8% Senior Notes and the applicable 10-7/8% Senior
Note Indenture.

     (10) "10-7/8% Senior Note Indentures" means, together, the Indenture, dated as of October 23, 1996, and the Indenture, dated as of December 23, 1996, in each case, by and among the Debtors, certain Other Kaiser Debtors (including
KACC) and the 10-7/8% Senior Note Indenture Trustee, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     (11) "10-7/8% Senior Note Indenture Trustee" means U.S. Bank National Association, as successor indenture trustee under the 10-7/8% Senior Note Indentures.

     (12) "10-7/8% Senior Notes" means the 10-7/8% Series B senior notes due 2006 and the 10-7/8% Series D senior notes due 2006, issued by KACC pursuant to the 10-7/8% Senior Note Indentures in outstanding principal amounts of $175,000,000 and $50,000,000, respectively.

     (13) "Ad Hoc Group" means the ad hoc group of holders of Senior Notes comprised of Trilogy Capital, Caspian Capital Partners, Canyon Partners, Citadel Equity Fund Ltd., Citadel Credit Trading Ltd., Durham Asset Management L.L.C., Farallon Capital Management L.L.C. and TCM Spectrum Fund L.P.

     (14) "Administrative Claim" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date in preserving the respective Estates and operating the businesses of the Debtors; (b) Professional Fee Claims; and (c) US Trustee Fees; provided, however, except as provided in the Intercompany Claims Settlement, Administrative Claims will not include any Intercompany Claim.

     (15) "Administrative Claim Bar Date" means the date by which all requests for payment of Administrative Claims (other than Professional Fee Claims and US Trustee Fees) are required to be Filed with the Bankruptcy Court.

     (16) "Administrative Claim Bar Date Order" means the order of the Bankruptcy Court establishing the Administrative Claim Bar Date.

     (17) "Allowed Claim" means:

     (a) a Claim that (i) has been listed by a particular Debtor on its Schedules as other than disputed, contingent, or unliquidated and (ii) is not otherwise a Disputed Claim;

     (b) a Claim (i) for which a proof of Claim or request for payment of Administrative Claim has been Filed by the applicable Bar Date or otherwise been deemed timely Filed under applicable law and (ii) that is not otherwise a Disputed Claim; or

     (c) a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the applicable Debtor and Claim holder prior to the Effective Date and approved by the Bankruptcy Court; (ii) in any Stipulation of Amount and Nature of Claim executed by the Distribution Trustee and Claim holder after the Effective Date; (iii) in any contract, instrument or other agreement or document entered into in connection with the Plan prior to the Effective Date and approved by the Bankruptcy Court; (iv) in a Final Order; or (v) pursuant to the terms of the Plan.

     (18) "AJI" means Alpart Jamaica Inc.

     (19) "AJI/KJC Plan" means the third amended joint plan of liquidation filed by AJI and KJC on February 25, 2005, as such plan may be amended, modified or supplemented from time to time with the consent of the Creditors' Committee.

     (20) "Australian Tax Claims" means collectively the Allowed Priority Tax Claims and Allowed Administrative Claims of the Government of Australia contemplated by Section 8.11(a), if any.

     (21) "Ballot" means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan.

     (22) "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. Sections 101-1130, as now in effect or hereafter amended, as applicable to the Chapter 11 Cases.

     (23) "Bankruptcy Court" means the United States District Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the bankruptcy unit of such District Court.

     (24) "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended, as applicable to the Chapter 11 Cases.

     (25) "Bar Date" means the applicable bar date by which a proof of Claim must be or must have been Filed, as established by order of the Bankruptcy Court, including the general Bar Date of January 31, 2003.

     (26) "Bar Date Order" means an order of the Bankruptcy Court establishing Bar Dates for Filing proofs of Claims in the Chapter 11 Cases, as the same may be amended, modified or supplemented, including the order entered October 29, 2002.

     (27) "Beneficiaries" means the creditors and claimants of the Estates.

     (28) "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     (29) "Cash" means the legal tender of the United States of America.

     (30) "Chapter 11 Cases" has the meaning set forth in the introductory paragraph of the Plan.

     (31) "Claim" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against either Debtor.

     (32) "Claims Objection Bar Date" means, for all Claims, other than those Claims allowed in accordance with Sections 1.1(17) and 2.7, the latest of: (a) 120 days after the Effective Date; (b) 60 days after the Filing of a proof of Claim for such Claim; and (c) such other period of limitation for objecting to such Claim as may be specifically fixed by the Plan, the Confirmation Order or a Final Order.

     (33) "Claims Report" means, with respect to each Estate, a report certified by the claims agent for such Estate setting forth: (a) a listing, as of the Effective Date, of: (i) all Allowed Secured Claims of such Estate; (ii) all Allowed Administrative Claims of such Estate; (iii) all Allowed Priority Claims of such Estate, (iv) all Allowed Priority Tax Claims of such Estate; (v) all Allowed Unsecured Claims of such Estate; and (vi) all Disputed Claims of such Estate; and (b) for each Claim so listed (i) the name, address and federal taxpayer identification number or social security number (if known) of the holder thereof as of the Distribution Record Date and (ii) the amount thereof, including the amount of unpaid principal and accrued interest (if known).

     (34) "Class" means a class of Claims or Interests, as described in Article II.

     (35) "Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     (36) "Confirmation Hearing" means the hearing before the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

     (37) "Confirmation Order" means the order or orders of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     (38) "Contractual Subordination Disputes" means any or all of the following matters pending in the Kaiser Cases: (i) the 7-3/4% SWD Revenue Bond Dispute;
(ii) the motion filed on August 14, 2004, by the Senior Subordinated Note Indenture Trustee to determine the classification of the Senior Subordinated Note Claims under any plan of reorganization filed by the Debtors or the Other Kaiser Debtors that guaranteed the Senior Subordinated

Notes (including the Plan), and (iii) the adversary proceeding filed August 16, 2004, and styled U.S. Bank National Association v. Kaiser Aluminum & Chemical Corporation, Adv. Pro. No. 04-55115 (JFK).

     (39) "Creditors' Committee" means the official committee of unsecured creditors of the Debtors and the Other Kaiser Debtors appointed by the US Trustee pursuant to section 1102 of the Bankruptcy Code in the Kaiser Cases, as such appointment has been subsequently modified.

     (40) "Debtors" has the meaning set forth in the introductory paragraph of the Plan.

     (41) "Disbursing Agent" means the Distribution Trustee, in its capacity as a disbursing agent pursuant to the Plan, or any third party acting as disbursing agent at the direction of the Distribution Trustee.

     (42) "Disclosure Statement" means the disclosure statement that relates to the Plan (including all Exhibits), as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

     (43) "Disputed Claim" means:

     (a) if no proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor or the Distribution Trustee, or prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or

     (b) if a proof of Claim or proof of Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or (iv) a Claim for which an objection has been Filed by the applicable Debtor or the Distribution Trustee or, prior to the Confirmation Date, any other party in interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order.

     (44) "Disputed Claims Reserves" means, with respect to each of the Trust Accounts, the reserve of Cash (and any other property) retained in such Trust Account to satisfy Disputed Claims against the Estate of KAAC or the Estate of KFC, if, as and when they are allowed, or, to the extent such Disputed Claims are not allowed, to satisfy Claims that are allowed in accordance with the terms of the Plan.

     (45) "Distribution Record Date" means the close of business on the Confirmation Date.

     (46) "Distribution Trust" means the trust established pursuant to the Plan, among other things, to hold the Distribution Trust Assets and make distributions pursuant to the Plan.

     (47) "Distribution Trust Agreement" means the trust agreement, to be dated on or prior to the Effective Date, between the Debtors and the Distribution Trustee, governing the Distribution Trust, which will be substantially in the form of Exhibit A to the Plan.

     (48) "Distribution Trust Assets" means collectively: (a) the Trust Accounts and any Cash (and any other property) held by such Trust Accounts; (b) the rights of the Debtors under or in respect of the Intercompany Claims Settlement, the QAL Purchase Agreement or any causes of action not released by the Plan, including the

Recovery Actions, and any proceeds thereof; and (c) the QAL Proceeds to the extent that such funds are not included in (a) or (b).

     (49) "Distribution Trust Expenses" means any and all reasonable fees, costs and expenses incurred by the Distribution Trustee (or any Disbursing Agent, person, entity or professional engaged by the Distribution Trustee) in connection with the performance by the Distribution Trustee of its duties under the Plan or Distribution Trust Agreement.

     (50) "Distribution Trust Expenses Account" means the segregated trust account to be established and maintained pursuant to Sections 8.9 and 8.10 to fund the payment of Distribution Trust Expenses.

     (51) "Distribution Trustee" means the trustee selected by the Creditors' Committee with the consent of the Debtors and identified in the Distribution Trust Agreement (or any successor trustee), in its capacity as the trustee of the Distribution Trust.

     (52) "Document Website" means the Internet site with the address www.kaiseraluminum.com at which the Plan, the Disclosure Statement and all of the Exhibits and schedules to the Plan and to the Disclosure Statement will be available, without charge, to any party in interest and the public.

     (53) "Effective Date" means a day, as determined by the Debtors, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date have been satisfied or waived pursuant to the Plan.

     (54) "Equity Claim" means a legal, equitable or contractual Claim arising from any share or other stock ownership interest in a Debtor, whether or not transferable or denominated "stock", or similar security, and any options, warrants, convertible security, liquidation preference or other right to acquire such shares or other stock ownership interests, including but not limited to Claims arising from rescission of the purchase or sale of such stock ownership interests, for damages arising from the purchase or sale of a such stock ownership interest, or for reimbursement or contribution on account of such Claim.

     (55) "Estate" means, as to each Debtor, the estate created for that Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

     (56) "Executory Contract and Unexpired Lease" means a contract or lease to which one or both of the Debtors is a party that is subject to assumption, assumption and assignment or rejection under section 365 of the Bankruptcy Code.

     (57) "Face Amount" means, when used with reference to a Disputed Claim: (a) the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount; or (b) if no proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law, or if the proof of Claim specified an unliquidated amount, the amount of the Claim (i) acknowledged by the applicable Debtor in any objection Filed to such Claim or in the Schedules as an undisputed, noncontingent, and liquidated Claim, (ii) estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code, (iii) proposed by the applicable Debtor and approved by the Creditors' Committee prior to the Effective Date, or (iv) established by the Distribution Trustee on behalf of the Distribution Trust following the Effective Date; or (c) if neither (a) nor (b) above are applicable, an amount estimated by the applicable Debtor or the Distribution Trustee, but such estimated amount will be no less than either (i) the amount of the claim estimated by the Bankruptcy Court or (ii) the liquidated portion of the amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date or otherwise deemed timely Filed under applicable law.

     (58) "File," "Filed" or "Filing" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

     (59) "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Bankruptcy Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

     (60) "Indenture Trustee" means the 9-7/8% Senior Note Indenture Trustee, 10-7/8% Senior Note Indenture Trustee, Senior Subordinated Note Indenture Trustee or 7-3/4% SWD Revenue Bond Indenture Trustee, or any successor thereto.

     (61) "Intercompany Claim" means a Claim held by a debtor in the Kaiser Cases against another debtor in any of the Kaiser Cases.

     (62) "Intercompany Claims Settlement" means the settlement and release agreement among the debtors in the Kaiser Cases and the Creditors' Committee, dated as of October 5, 2004, in such form as approved by the Intercompany Claims Settlement Order.

     (63) "Intercompany Claims Settlement Order" means the order of the Bankruptcy Court approving the settlement of all claims by debtors in any of the Kaiser Cases against another debtor in any of the Kaiser Cases pursuant to the Intercompany Claims Settlement entered on February 1, 2005.

     (64) "Interest" means (a) any share or other stock ownership interest in a Debtor, whether or not transferable or denominated "stock", or similar security, and any options, warrants, convertible security, liquidation preference or other right to acquire such shares or other stock ownership interests and (b) any Equity Claim.

     (65) "IRC" means the Internal Revenue Code of 1986, as amended.

     (66) "KACC" means Kaiser Aluminum & Chemical Corporation.

     (67) "Kaiser Cases" means the chapter 11 cases styled "In re Kaiser Aluminum Corporation, a Delaware Corporation, et al." jointly administered under Case No. 02-10429 (JKF) in the United States District Bankruptcy Court for the District of Delaware.

     (68) "KFC Claim" means the general unsecured claim of KFC against KACC in the amount of $1,106,000,000 to be treated in accordance with Section 4.2.f of the Intercompany Claims Settlement.

     (69) "KJC" means Kaiser Jamaica Corporation.

     (70) "Lien" means any mortgage, pledge, deed of trust, assessment, security interest, lease, adverse claim, levy, charge or other encumbrance of any kind, including any "lien" as defined in section 101 (37) of the Bankruptcy Code, or a conditional sale contract, title retention contract or other contract to give any of the foregoing.

     (71) "Liquidating Transactions" means the transactions set forth in the first sentence of Section 7.1 to effectuate a liquidation of the Debtors.

     (72) "Other Kaiser Debtor" means any of the debtors in the Kaiser Cases except the Debtors.

     (73) "Other Unsecured Claim" means an Unsecured Claim other than a Senior Note Claim, a Senior Subordinated Note Claim or a PBGC Claim.

     (74) "Other Unsecured Claims Percentage" means the percentage equaling the ratio of (a) the aggregate amount of all allowed Other Unsecured Claims to (b) the sum of (i) the aggregate amount of all allowed Other Unsecured Claims and
(ii) $1,237,237,000.

     (75) "PBGC" means the Pension Benefit Guaranty Corporation.

     (76) "PBGC Claims" means the Claims (excluding any Administrative Claims) of the PBGC against the Debtors arising from or relating to the pension plans which were or are maintained by any of the Other Kaiser Debtors in the Kaiser Cases and guaranteed by the PBGC, as such Claims are allowed pursuant to the PBGC Settlement Agreement.

     (77) "PBGC Percentage" means (a) 32% less (b) 32% of the Other Unsecured Claims Percentage.

     (78) "PBGC Settlement Agreement" means the agreement among KACC and the PBGC, dated as of October 14, 2004.

     (79) "Pending Payments" means identified amounts (excluding undeliverable
Cash) held by the Distribution Trust for distribution to holders of Allowed Claims in specific amounts as of the date the Distribution Trust receives the applicable Distribution Trust Assets.

     (80) "Permitted Investment" has the meaning ascribed thereto in the Distribution Trust Agreement.

     (81) "Petition Date" means February 12, 2002.

     (82) "Plan" means this joint plan of liquidation for the Debtors, to the extent applicable to either Debtor, and all Exhibits attached hereto or referenced herein, as any of the same may be amended, modified or supplemented from time to time.

     (83) "Priority Claim" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

     (84) "Priority Claims Trust Account" means the segregated trust account to be established and maintained by the Distribution Trustee pursuant to Sections
8.9 and 8.11 to satisfy Allowed Secured Claims, Allowed Administrative Claims, Allowed Priority Claims and Allowed Priority Tax Claims against the Estate of KAAC or the Estate of KFC.

     (85) "Priority Tax Claim" means a Claim arising under U.S. federal, state or local tax laws that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

     (86) "Professional Fee Claims" means the Claims of (a) any professional in the Chapter 11 Cases pursuant to sections 330 or 1103 of the Bankruptcy Code or
(b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to sections 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

     (87) "Pro Rata Share" means, when used with reference to a distribution to a holder of an Allowed Claim in a Subclass of Class 3, that share of Cash or other property to be distributed on account of all Allowed Claims in such Subclass so that the ratio of (a)(i) the amount of Cash or other property to be distributed on account of the particular Allowed Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the aggregate amount of Cash or other property to be distributed on account of all Allowed Claims in such Subclass to (ii) the aggregate amount of all Allowed Claims in such Subclass.

     (88) "Public Note Claims" means Claims arising under the Public Notes.

     (89) "Public Note Distributable Consideration" means the Public Note Percentage of the Cash and other property in the Unsecured Claims Trust Account.

     (90) "Public Note Percentage" means (a) 68% less (b) 68% of the Other Unsecured Claims Percentage.

     (91) "Public Notes" means any of (a) the 9-7/8% Senior Notes, (b) the 10-7/8% Senior Notes, or (c) the Senior Subordinated Notes.

     (92) "QAL" means Queensland Australia Limited, an Australian corporation.

     (93) "QAL Proceeds" means the net Cash proceeds to KAAC in connection with the sale of its interests in QAL pursuant to the QAL Purchase Agreement, after taking into account the costs and expenses of the sale payable by KAAC in accordance with the Intercompany Claims Settlement and the satisfaction of any applicable Allowed Secured Claim with a valid and enforceable Lien against such proceeds.

     (94) "QAL Purchase Agreement" means that certain Purchase Agreement, dated as of October 28, 2004, by and among Alumina & Bauxite Company Ltd., KACC and KAAC or, in the event such agreement is terminated, the purchase agreement entered into by and among Pegasus Queensland Acquisition Pty Limited and/or Glencore AG and KACC and KAAC, as contemplated by the Bankruptcy Court's order dated November 8, 2004.

     (95) "Quarterly Distribution Date" means, with respect to distributions subsequent to the initial distributions pursuant to Section 9.4, the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

     (96) "Recovery Actions" means, collectively and individually, preference actions, fraudulent conveyance actions, rights of setoff, and other claims or causes of action under chapter 5 of the Bankruptcy Code and other applicable bankruptcy or nonbankruptcy law.

     (97) "Retained Portion of the KFC Claim" means the portion of the KFC Claim retained by KFC after giving effect to Section 4.2.f of the Intercompany Claims Settlement.

     (98) "Schedules" means the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors, as required by section 521 of the Bankruptcy Code, as the same may be amended, modified or supplemented by the Debtors from time to time.

     (99) "Secured Claim" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

     (100) "Senior Note Claims" means 9-7/8% Senior Note Claims and 10-7/8% Senior Note Claims.

     (101) "Senior Subordinated Note Claim" means a Claim against a Debtor under or in respect of one or more Senior Subordinated Notes and the Senior Subordinated Note Indenture.

     (102) "Senior Subordinated Note Indenture" means the Indenture, dated as of February 1, 1993, by and among the Debtors, certain Other Kaiser Debtors (including KACC) and the Senior Subordinated Note Indenture Trustee, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     (103) "Senior Subordinated Note Indenture Trustee" means Law Debenture Trust Company of New York, as successor indenture trustee under the Senior Subordinated Note Indenture.

     (104) "Senior Subordinated Notes" means the 12-3/4% senior subordinated notes due 2003 issued by KACC, pursuant to the Senior Subordinated Note Indenture in the outstanding aggregate principal amount of $400,000,000.

     (105) "Settlement Percentage" means the percentage equaling the ratio of
(a) $4,000,000 to (b) 50.78% of the Public Note Percentage of the Cash in the Unsecured Claims Trust Account.

     (106) "Steering Committee" means a committee comprised of the members of the Alumina Creditor Subcommittee (as defined in the Intercompany Claims Settlement) other than any member thereof that is (a) a holder of a Senior Subordinated Note Claim or (b) the Senior Subordinated Note Indenture Trustee.

     (107) "Stipulation of Amount and Nature of Claim" means a stipulation or other agreement between the applicable Debtor or Distribution Trustee and a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest.

     (108) "Tax" means: (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any U.S. federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

     (109) "Trust Accounts" means, collectively, the Distribution Trust Expenses Account, the Priority Claims Trust Account, the Unsecured Claims Trust Account and the Undeliverable Property Trust Account.

     (110) "Undeliverable Property Trust Account" means the segregated trust account to be established and maintained by the Distribution Trustee pursuant to Sections 8.9 and 8.13 to hold undeliverable Cash or other property for the benefit of holders of Allowed Unsecured Claims against the Estate of KAAC or the Estate of KFC otherwise entitled to such distributions.

     (111) "Unsecured Claim" means any Claim that is not an Administrative Claim, Priority Claim, Priority Tax Claim, Secured Claim or Intercompany Claim and includes, without limitation, Senior Note Claims, Senior Subordinated Note Claims and the PBGC Claims.

     (112) "Unsecured Claims Trust Account" means the segregated trust account to be established and maintained by the Distribution Trustee pursuant to Sections 8.9 and 8.12 to satisfy Allowed Unsecured Claims against the Estate of KAAC or the Estate of KFC.

     (113) "US Trustee Fees" means all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911-1930.

     1.2 Rules of Interpretation.

          For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any certificates of incorporation, by-laws or similar constituent documents or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

     1.3 Computation of Time.

          In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                                   ARTICLE II

              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

     2.1 General. All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

     (a)  Unimpaired Classes of Claims.

          Class 1 (Priority Claims): Priority Claims against either of the Debtors.

          Class 2 (Secured Claims): Secured Claims against either of the
          Debtors.

     (b)  Impaired Classes of Claims and Interests.

          Class 3 (Unsecured Claims): Unsecured Claims against either of the Debtors other than Claims otherwise classified under the Plan, subclassified as follows:

               Subclass 3A: Senior Note Claims against the Debtors.

               Subclass 3B: Senior Subordinated Note Claims against the Debtors.

               Subclass 3C: PBGC Claims against the Debtors.

               Subclass 3D: Other Unsecured Claims against either of the
               Debtors.

          Class 4 (Intercompany Claims): Intercompany Claims against the
          Debtors.

          Class 5 (Interests in the Debtors): Interests in either of the Debtors.

     2.2  Administrative Claims.

     (a) Administrative Claims in General. Except as otherwise provided herein or unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or the Distribution Trustee, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, Cash from the Priority Claims Trust Account in an amount equal to the allowed amount of such Administrative Claim either (a) on or promptly after the Effective Date or (b) if the Administrative Claim is not allowed as of the Effective Date, on or promptly after the date that is 30 days after the date on which (i) an order allowing such Administrative Claim becomes a Final Order or
(ii) a Stipulation of Amount and Nature of Claim is executed by the Distribution Trustee and the holder of the Administrative Claim.

     (b) US Trustee Fees. On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid by the applicable Debtor or the Distribution Trustee in Cash equal to the amount of such Administrative Claims. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by the Distribution Trustee in accordance herewith from the Priority Claims Trust Account until the closing of the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

     (c) Bar Dates for Administrative Claims.

     (i) General Bar Date Provisions. As provided in the Administrative Claim Bar Date Order, any holder of an Administrative Claim against a Debtor that was required to File and serve a request for payment of such Administrative Claim and does not File and serve such a request in accordance with the Administrative Claim Bar Date Order by the Administrative Claim Bar Date, will be forever barred from asserting such Administrative Claim against the Debtors, the Distribution Trustee or the property of any of them, or the Trust Accounts, and such Administrative Claim will be deemed waived and released as of the Effective Date. Objections to an Administrative Claim must be Filed by the Distribution Trustee and served on the requesting party by the later of (A) 45 days after the Effective Date and (B) 60 days after the Filing of the request for payment of an Administrative Claim.

     (ii) Bar Dates for Professional Fees. Except as otherwise set forth herein or in the Intercompany Claims Settlement, professionals or other entities asserting a Professional Fee Claim for services rendered solely with respect to the Debtors before the Effective Date must File and serve on the Debtors and the Distribution Trustee and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court, an application for final allowance of such Fee Claim no later than 60 days after the Effective Date. Objections, including any objections by the US Trustee, to any Professional Fee Claim must be Filed and served on the Distribution Trustee and the requesting party by the later of (A) 90 days after the Effective Date and (B) 30 days after the Filing of the applicable request for payment of the Professional Fee Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Professional Fee Claims (other than the Intercompany Claim Settlement Order) solely with respect to the Debtors.

          To the extent that any professional has provided services in the Kaiser Cases, the Bar Date for Professional Fee Claims in this Section 2.2(c)(ii) relates only to such professional's fees for services and reimbursement of expenses reasonably allocable by such Professional solely to the Debtors and not otherwise treated pursuant to the Intercompany Claims Settlement Order; Claims relating to such professional's fees for services and reimbursement of expenses to the Other Kaiser Debtors may be sought against the estates of such Other Kaiser Debtors. The failure of a professional to allocate any particular charges to the Debtors will not foreclose, waive or affect in any way the professional's right to seek allowance and payment of such charges from the Other Kaiser Debtors.

     (d) QAL Purchase Agreement. From and after the Effective Date, any amounts payable by KAAC under the QAL Purchase Agreement, including any amounts that become payable in respect of indemnification claims, will be paid in full in Cash from the Priority Claims Trust Account in accordance with the applicable provisions of the QAL Purchase Agreement. The Distribution Trust will have no claim against KACC, for contribution or otherwise, as a result of any such payment.

     (e) PBGC Administrative Claim. Pursuant to paragraph 10 of the PBGC Settlement Agreement, the PBGC will have an Allowed Administrative Claim against KAAC and KFC and, on the Effective Date, if neither KACC nor any of the Other Kaiser Debtors has paid to the PBGC $14,000,000 in full as required by Section
7.10 of the Intercompany Claims Settlement, then the PBGC will receive, in full satisfaction of such Allowed Administrative Claim, Cash from the Priority Claims Trust Account in the amount of $14,000,000 less any portion of such amount that has been previously paid to the PBGC by KACC or any of the Other Kaiser Debtors.

     2.3 Priority Tax Claims.

     (a) Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or the Distribution Trustee, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, the full amount thereof in Cash, without postpetition interest or penalty, from the Priority Claims Trust Account as soon as practicable after the later of (i) the Effective Date and (ii) the date on which the Priority Tax Claim becomes an Allowed Claim.

     (b) Notwithstanding the provisions of Section 2.3(a), the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty (i) will be subject to treatment in Subclass 3D and (ii) the holder of an Allowed Priority Tax Claim will not be entitled to assess or attempt to collect such penalty from the Debtors, the Distribution Trustee, their properties or the Trust Accounts (other than as the holder of an Allowed Subclass 3D Claim).

     2.4 Classified Claims.

     (a) Class 1 - Priority Claims. On the later of the Effective Date and the date on which a Priority Tax Claim is allowed, each holder of an Allowed Priority Claim will, in full and complete settlement and satisfaction of such Claim, receive either: (i) Cash in the amount of such holder's Allowed Priority Claim without interest or penalty; or (ii) such other treatment as may be agreed upon in writing by such holder and the Debtors or the Distribution Trustee. Class 1 is unimpaired under the Plan. Each holder of an Allowed Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote on the Plan.

     (b) Class 2 - Secured Claims. On the later of the Effective Date and the date on which a Secured Claim is allowed, each holder of an Allowed Secured Claim will, in full and complete settlement and satisfaction of such Claim, at the sole option of the Debtors, receive either (i) Cash in an amount equal to such Allowed Secured Claim, including such interest as is required to be paid pursuant to section 506(b) of the Bankruptcy Code; or (ii) the collateral securing such Allowed Secured Claim and Cash from the Priority Claims Trust Account an amount equal to such interest as is required to be paid pursuant to section 506(b) of the Bankruptcy Code. Class 2 is unimpaired under the Plan. Each holder of an Allowed Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote on the Plan.

     (c) Class 3 - Unsecured Claims. Subclass 3A, Subclass 3B, Subclass 3C and Subclass 3D are impaired under the Plan and holders of Allowed Claims in each of such Subclasses are entitled to vote on the appropriate Ballot to accept or reject the Plan. For voting purposes, each Subclass will vote as a separate class.

     (i)  Subclass 3A (Senior Note Claims):

          (A) Plan Accepted by Subclass 3A and Subclass 3B. On the Effective Date, if both Subclass 3A and Subclass 3B vote to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, each holder of an Allowed Senior Note Claim will, in full and complete satisfaction of such Claim, be entitled to receive Cash and other property from the Unsecured Claims Trust Account equal to its Pro Rata Share of the Public Note Distributable Consideration remaining after first giving effect to the following payments on the Effective Date by the Distribution Trustee from the Public Note Distributable Consideration: (I) the payment to be made to the 7-3/4% SWD Revenue Bond Indenture Trustee for the benefit of the holders of the 7-3/4% SWD Revenue Bonds pursuant to Section
               2.5 and the payment of all amounts payable pursuant to Section 2.6(b); (II) the payment of all amounts payable pursuant to
               Section 2.6(a); and (III) the payment of $8,000,000 to be made to the Senior Subordinated Note Indenture Trustee for the benefit of the holders of Senior Subordinated Note Claims. If both Subclass 3A and Subclass 3B vote to accept the Plan, as of the Effective Date the treatment provided pursuant to this Section 2.4(c)(i)(A) and Section 2.4(c)(ii)(A) will be deemed to be in full and complete satisfaction of any and all obligations of holders of Senior Subordinated Note Claims relating to the contractual subordination provisions under the Senior Subordinated Note

               Indenture and any and all claims of holders of Senior Note Claims relating to the contractual subordination provisions of the Senior Subordinated Note Indenture, as such obligations and claims relate to KAAC and KFC.

          (B) Plan Rejected by Subclass 3A or Subclass 3B. If either Subclass 3A or Subclass 3B fails to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the obligations of holders of Senior Subordinated Note Claims relating to the contractual subordination provisions of the Senior Subordinated
               Note Indenture and the claims of holders of Senior Note Claims relating to the contractual subordination provisions of the Senior Subordinated Note Indenture, as such obligations and claims relate to KAAC and KFC, will be preserved under the Plan to the extent enforceable under section 510(a) of the Bankruptcy Code. In such event: (I) the holders of Senior Note Claims will not become entitled to receive the distribution described in
               Section 2.4(c)(i)(A); and (II) the Bankruptcy Court will enter an order (which will be the Confirmation Order) pursuant to which the Bankruptcy Court will determine the respective entitlement of the holders of Allowed 9-7/8% Senior Note Claims, Allowed 10-7/8% Senior Note Claims, Allowed Senior Subordinated Note Claims and, if applicable under Section 2.5(b), 7-3/4% SWD Revenue Bonds to the Public Note Distributable Consideration. The distributions ultimately made to a holder of an Allowed Senior Note Claim in accordance with this Section 2.4(c)(i)(B) will be reduced by such holder's proportional share of (x) all amounts payable pursuant to Section 2.6(a) and (y) if the Bankruptcy Court determines that holders of Allowed Senior Subordinated Note Claims are not entitled to any portion of the Public Note Distributable Consideration, the payment, if any, to be made to the 7-3/4% SWD Revenue Bond Indenture Trustee for the benefit of the holders of 7-3/4% SWD Revenue Bonds pursuant to Section 2.5 (or a reservation in lieu thereof in accordance with Section 2.5(b)) and any amounts payable pursuant to Section 2.6(b).

     (ii) Subclass 3B (Senior Subordinated Note Claims):

          (A) Plan Accepted by Subclass 3A and Subclass 3B. On the Effective Date, if both Subclass 3A and Subclass 3B vote to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, each holder of an Allowed Senior Subordinated Note Claim will, in full and complete satisfaction of such Claim, be entitled to receive its Pro Rata Share of $8,000,000 in Cash to be paid to the Senior Subordinated Note Indenture Trustee as contemplated by clause
               (III) of the first sentence of Section 2.4(c)(i)(A), provided that any and all fees or expenses payable to the Senior Subordinated Note Indenture Trustee pursuant to the Senior Subordinated Note Indenture will, in all events, be payable solely from such $8,000,000. If both Subclass 3A and Subclass 3B vote to accept the Plan, as of the Effective Date the treatment provided pursuant to Section 2.4(c)(i)(A) and this Section 2.4(c)(ii)(A) will be deemed to be in full and complete satisfaction of any and all obligations of holders of Senior Subordinated Note Claims relating to the contractual subordination provisions under the Senior Subordinated Note Indenture and any and all claims of holders of Senior Note Claims relating to the contractual subordination provisions of the Senior Subordinated Note Indenture, as such obligations and claims relate to KAAC and KFC.

          (B) Plan Rejected by Subclass 3A or Subclass 3B. If either Subclass 3A or Subclass 3B fails to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the obligations of holders of Senior Subordinated Note Claims relating to the contractual subordination provisions of the Senior Subordinated
               Note Indenture and the claims of holders of Senior Note Claims relating to the contractual subordination provisions of the Senior Subordinated Note Indenture, as such obligations and claims relate to KAAC and KFC, will be preserved under the Plan to the extent enforceable under section 510(a) of the Bankruptcy Code. In such event: (I) the holders of Senior Subordinated Note Claims will not become entitled to receive the distribution described in Section 2.4(c)(ii)(A); and (II) the Bankruptcy Court will enter an order (which will be the Confirmation Order) pursuant to which the Bankruptcy Court will determine the respective entitlement of the holders of Allowed 9-7/8% Senior Note Claims, Allowed 10-7/8% Senior Note Claims, Allowed Senior Subordinated Note Claims and, if applicable under Section 2.5(b), 7-3/4% SWD Revenue Bonds to the Public Note Distributable Consideration. Any distributions ultimately made to a holder of an Allowed Senior Subordinated Note Claim in accordance with this
               Section 2.4(c)(ii)(B) may be reduced by such holder's proportional share of any and all fees and expenses payable to the Senior Subordinated Note Indenture Trustee pursuant to the Senior Subordinated Note Indenture, which will, subject to such Trustee's right to seek payment by the Debtors of such fees and expenses pursuant to section 503(b)(5) of the Bankruptcy Code, be payable solely from such distributions.

     (iii) Subclass 3C (PBGC Claims): On the Effective Date, the PBGC as holder of the PBGC Claims will, in full and complete satisfaction of such Claims, be entitled to receive the PBGC Percentage of the Cash and, subject to Section 2.10, other property in the Unsecured Claims Trust Account.

     (iv) Subclass 3D (Other Unsecured Claims): On the Effective Date, each holder of an Allowed Other Unsecured Claim will, in full and complete satisfaction of such Claim, be entitled to receive a Pro Rata Share of the Other Unsecured Claims Percentage of the Cash and, subject to
          Section 2.10, other property in the Unsecured Claims Trust Account.

     (d) Class 4 - Intercompany Claims. On the Effective Date, each holder of an Intercompany Claim will be entitled to receive the treatment set forth in the Intercompany Claims Settlement. Class 4 is impaired under the Plan. Notwithstanding this treatment of Class 4 Claims, each of the holders of Class 4 Claims will be deemed to have accepted the Plan.

     (e) Class 5 - Interests in the Debtors. No property will be distributed to, or retained by, KACC as the holder of the Interests in KAAC on account of such Interests or KAAC as the holder of Interests in KFC on account of such Interests, and such Interests will be cancelled on the Effective Date. Notwithstanding this treatment of Class 5 Interests, each of the holders of Class 5 Interests will be deemed to have accepted the Plan.

     2.5 7-3/4% SWD Revenue Bond Dispute and Settlement.

     (a) Plan Accepted by Subclass 3A. If (i) Subclass 3A votes to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code and (ii) unless the holders of Senior Note Claims otherwise agree pursuant to a settlement, all holders of Allowed Senior Note Claims are entitled under the Plan to identical treatment in respect of contractual subordination claims under the Senior Subordinated Note Indenture, then, on the Effective Date, an amount equal to the Settlement Percentage of the Cash in the Unsecured Claims Trust Account that would otherwise have been distributed in respect of the Senior Subordinated Note Claims but which, after giving effect to the contractual subordination provisions of the Senior Subordinated Note Indenture and pursuant to Sections 2.4(c)(i) and 2.4(c)(ii) but prior to giving effect to any payments under this
Section 2.5, is to be distributed to holders of Senior Note Claims will, in full and complete satisfaction of the claims of holders of 7-3/4% SWD Revenue Bonds asserted in the 7-3/4% SWD Revenue Bond Dispute in respect of the Debtors, be paid to the 7-3/4% SWD Revenue Bond Indenture Trustee for the benefit of holders of 7-3/4% SWD Revenue Bonds. Notwithstanding the foregoing, in no event will the amount paid under this Section 2.5(a), when aggregated with any amount payable under any comparable provision of the AJI/KJC Plan, exceed $8,000,000. If the Debtors do not File a separate motion, the Plan will serve as a motion pursuant to Bankruptcy Rule 9019 seeking entry of an order approving the foregoing settlement. Unless an objection to such settlement is made in writing by any creditor or claimant affected thereby, Filed with the Bankruptcy Court and served on the parties identified in Section 12.6 on or before April 5, 2005, such order (which will be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely Filed, a hearing with respect thereto will occur at the Confirmation Hearing.

     (b) Plan Rejected by Subclass 3A. If Subclass 3A fails to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the rights, if any, of the holders of 7-3/4% SWD Revenue Bonds to payments from the Public Note Distributable Consideration will be as determined in an order of the Bankruptcy Court (which may be the Confirmation Order) in connection with the determinations contemplated by

Sections 2.4(c)(i)(B) and 2.4(c)(ii)(B); provided that if the determination with respect to the rights of the holders of 7-3/4% SWD Revenue Bonds to such payment has not been made by the Bankruptcy Court prior to the Effective Date, then, in order to ensure the funding of such payment, on the Effective Date the Distribution Trustee will reserve from the Public Note Distributable Consideration any amount that may be ordered by the Bankruptcy Court to be so reserved pending such determination.

     2.6 Senior Note Indenture Trustee and Ad Hoc Group Counsel Fees and Expenses; 7-3/4% SWD Revenue Bond Plaintiffs' Fees.

     (a) Senior Note Indenture Trustee and Ad Hoc Group Counsel Fees and Expenses. The fees and expenses of (a) the 9-7/8% Senior Note Indenture Trustee,
(b) the 10-7/8% Senior Note Indenture Trustee, and (c) counsel for the Ad Hoc Group through the Effective Date will be paid out of the Public Note Distributable Consideration. No later than two Business Days prior to the Effective Date, each of the entities to which reference is made in clauses (a),
(b) and (c) of the first sentence of this Section 2.6(a) will furnish to the Creditors' Committee and the Debtors information in respect of such fees and expenses incurred and estimated to be incurred through the Effective Date.

     (b) 7-3/4% SWD Revenue Bond Plaintiffs' Fees. If a payment is required to be made to the 7-3/4% SWD Revenue Bond Indenture Trustee for the benefit of holders of 7-3/4% SWD Revenue Bonds under the first sentence of Section 2.5(a), the reasonable out-of-pocket expenses (including attorneys' fees) incurred and paid by the plaintiffs in the 7-3/4% SWD Revenue Bond Dispute in connection with the Chapter 11 Cases and the chapter 11 cases of the Other Kaiser Debtors, including in connection with the 7-3/4% SWD Revenue Bond Dispute, and that certain civil action currently pending before the United States District Court for the Eastern District of Louisiana styled Paul J. Guillot, et al. v. Credit Suisse First Boston, LLC, and numbered 03-0797, will be paid out of the Public Note Distributable Consideration otherwise payable to holders of Allowed Claims in Subclass 3A, provided, however, that in no event will the amount paid under this sentence, when aggregated with any amount payable under any comparable provision of the AJI/KJC Plan, exceed $500,000; provided further, however, that nothing in this Section 2.6(b) will prejudice the rights of such plaintiffs to seek additional recoveries (i) from amounts otherwise to be paid to or for the benefit of holders of 7-3/4% SWD Revenue Bonds under the Plan or the AJI/KJC Plan or (ii) from, or in respect of amounts otherwise to be paid to or for the benefit of holders of 7-3/4% SWD Revenue Bonds by, any Other Kaiser Debtor other than AJI or KJC. No later than two Business Days prior to the Effective Date, the plaintiffs in the 7-3/4% SWD Revenue Bond Dispute will furnish to the Creditors' Committee, the Debtors, the 9-7/8% Senior Note Indenture Trustee and the 10-7/8% Senior Note Indenture Trustee information in respect of such fees and expenses incurred and estimated to be incurred through the Effective Date.

     2.7 Allowance of Certain Public Note Claims. The 9-7/8% Senior Note Claims are allowed in the aggregate amount of $181,168,828.96, the 10-7/8% Senior Note Claims are allowed in the aggregate amount of $232,952,343.77 and the Senior Subordinated Note Claims are allowed in the aggregate amount of $427,200,000.

     2.8 Substantive Consolidation. In connection with confirmation of the Plan, the Debtors will seek Bankruptcy Court approval of the substantive consolidation of the Debtors for the purpose of implementing the Plan, including for purposes of voting, confirmation and distributions to be made under the Plan. Pursuant to the relevant order of the Bankruptcy Court: (a) all assets and liabilities of the Debtors will be deemed merged; (b) all guarantees by, or co-obligations of, one Debtor in respect of the obligations of the other Debtor will be deemed eliminated so that any Claim against either Debtor and any guarantee by, or co-obligation of, the other Debtor and any joint or several liability of either of the Debtors will be deemed to be one obligation of the consolidated Debtors; and (c) each and every Claim Filed or to be Filed in the Chapter 11 Case of either Debtor will be deemed Filed against the consolidated Debtors and will be deemed one Claim against and a single obligation of the consolidated Debtors. Such substantive consolidation (other than for the purpose of implementing the Plan) will not affect the legal and corporate structures of the Debtors, nor will such substantive consolidation affect or be deemed to affect any Intercompany Claim in any manner contrary to the Intercompany Claims Settlement, nor will such substantive consolidation be deemed to affect any Other Kaiser Debtor or claims against any Other Kaiser Debtor.

     2.9 Order Granting Substantive Consolidation. The Plan will serve as a motion seeking entry of an order substantively consolidating the Debtors, as described, and to the limited extent set forth, in Section 2.8. Unless an objection to such substantive consolidation is made in writing by any creditor or claimant affected by the

Plan, Filed with the Bankruptcy Court and served on the parties identified in
Section 12.6 on or before April 5, 2005, or such other date as may be fixed by the Bankruptcy Court, the substantive consolidation order (which will be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely Filed, a hearing with respect thereto will occur at the Confirmation Hearing.

     2.10 KFC Claim against KACC. Notwithstanding anything to the contrary herein, no distributions in respect of the Retained Portion of the KFC Claim will be made, and the Retained Portion of the KFC Claim will be held in the Unsecured Claims Trust Account, until receipt by the Distribution Trustee of distributions in respect thereof from KACC pursuant to a confirmed plan of reorganization of KACC or otherwise and then in-kind distributions consisting of the property received by the Distribution Trustee from KACC in respect of the Retained Portion of the KFC Claim will be made in accordance with the terms of the Plan. Section 4.2.f of the Intercompany Claims Settlement is, and will be, determinative of the ownership rights in the KFC Claim.

     2.11 No Effect on Claims Against or Interests in Other Kaiser Debtors. Nothing in the Plan, including the acceptance or rejection of the Plan by Subclass 3A or Subclass 3B, will be deemed to affect any person's claim against or interest in any Other Kaiser Debtor or any of their respective present or former directors, officers, employees, agents, advisors, attorneys, accountants, underwriters, investment bankers or other representatives, acting in such capacity, or any rights, including contractual subordination rights, that any person may have in respect of any such claim against or interest in any such Other Kaiser Debtor.

                                   ARTICLE III

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     3.1 Executory Contracts and Unexpired Leases to Be Rejected. On the Effective Date, except for an Executory Contract or Unexpired Lease that previously was assumed and assigned or rejected by an order of the Bankruptcy Court, each Executory Contract and Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

     3.2 Bar Date for Rejection Damages. Notwithstanding anything in the Bar Date Order or in the Administrative Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtors, the Distribution Trustee, the Debtors' Estates or the Trust Accounts unless a proof of Claim or request for payment of Administrative Claim is Filed and served on the Distribution Trustee, pursuant to the procedures specified in the Confirmation Order, the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the Effective Date.

                                   ARTICLE IV

           RELEASE, LIMITATION OF LIABILITY AND INJUNCTION PROVISIONS

     4.1 Release of Claims; Limitation of Liability.

     (a) Releases by the Debtors. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors on behalf of themselves, their Estates, creditors and Interest holders will be deemed to release, waive and discharge all claims and rights of any nature in connection with or related to the Debtors, the Chapter 11 Cases or the Plan (other than the rights of the Distribution Trustee to enforce the Plan and any contracts, instruments, releases and other agreements and documents delivered thereunder, and to pursue objections to and resolve Disputed Claims), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising (including, without limitation, those arising under the Bankruptcy Code), based on any act, omission or occurrence on or before the Effective Date, against the Creditors' Committee, its members, any Indenture Trustee, any of the Debtors' present or former directors or officers, or any of the respective present or former directors, officers, employees, agents, advisors, attorneys, accountants, underwriters, investment bankers or other representatives of the Debtors, the

Creditors' Committee, its members, or the Indenture Trustees, acting in such capacity, except for such Claims or rights based on: (i) acts or omissions of any such person constituting gross negligence or willful misconduct; (ii) if the holders of the Senior Subordinated Note Claims are determined by the order contemplated by Sections 2.4(c)(i)(b) and 2.4(c)(ii)(b) to be entitled to a distribution in respect to such Claims, acts or omissions of any such person related to or giving rise to the circumstances underlying any of the Contractual Subordination Disputes; or (iii) contractual obligations of, or loans owed by, any such person to a Debtor.

     (b) GENERAL RELEASES BY HOLDERS OF CLAIMS. SUBJECT TO THE PROVISIONS OF
SECTION 2.11, AS OF THE EFFECTIVE DATE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE DISTRIBUTION TRUSTEE UNDER THE PLAN AND THE CASH AND OTHER PROPERTY TO BE DISTRIBUTED IN CONNECTION WITH THE PLAN, EACH HOLDER OF A CLAIM THAT VOTES IN FAVOR OF THE PLAN WILL BE DEEMED TO FOREVER RELEASE AND WAIVE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHT TO ENFORCE THE DEBTORS' OR THE DISTRIBUTION TRUSTEE'S OBLIGATIONS UNDER THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS AND DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO A DEBTOR, THE CHAPTER 11 CASES OR THE PLAN THAT SUCH ENTITY HAS, HAD OR MAY HAVE AGAINST THE CREDITORS' COMMITTEE, ITS MEMBERS, ANY INDENTURE TRUSTEE, EITHER DEBTOR AND ANY OF THEIR RESPECTIVE PRESENT OR FORMER DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ADVISORS, ATTORNEYS, ACCOUNTANTS, UNDERWRITERS, INVESTMENT BANKERS OR OTHER REPRESENTATIVES, ACTING IN SUCH CAPACITY, EXCEPT FOR THOSE BASED ON: (I) ACTS OR OMISSIONS OF ANY SUCH PERSON CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (II) IF THE HOLDERS OF THE SENIOR SUBORDINATED NOTE CLAIMS ARE DETERMINED BY THE ORDER CONTEMPLATED BY SECTIONS 2.4(C)(I)(B) AND 2.4(C)(II)(B) TO BE ENTITLED TO A DISTRIBUTION IN RESPECT TO SUCH CLAIMS, ACTS OR OMISSIONS OF ANY SUCH PERSON RELATED TO OR GIVING RISE TO THE CIRCUMSTANCES UNDERLYING ANY OF THE CONTRACTUAL SUBORDINATION DISPUTES; OR (III) CONTRACTUAL OBLIGATIONS OF, OR LOANS OWED BY, ANY SUCH PERSON TO A DEBTOR.

     (c) Limitation of Liability. The Debtors, the Distribution Trust, the Distribution Trustee, the Indenture Trustees and their respective directors, officers, employees and professionals, acting in such capacity, and the Creditors' Committee, its members and their respective professionals will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan; provided, however, that the foregoing provisions of this Section 4.1 will have no effect on: (i) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan; or (ii) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

     4.2 INJUNCTIONS. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, ALL ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM OR OTHER DEBT OR LIABILITY OF THE DEBTORS, OR AN INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER WITH RESPECT TO THE DEBTORS, THAT IS RELEASED, WAIVED, SETTLED OR DEEMED SATISFIED PURSUANT TO THE PLAN WILL BE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH CLAIMS, DEBTS, LIABILITIES, INTERESTS OR RIGHTS: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST THE DEBTORS, THE DISTRIBUTION TRUST, THE DISTRIBUTION TRUSTEE OR THE PROPERTY OF ANY OF THEM OTHER THAN TO ENFORCE ANY RIGHT PURSUANT TO THE PLAN TO A DISTRIBUTION FROM THE TRUST ACCOUNTS; (B) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, THE DISTRIBUTION TRUST OR THE DISTRIBUTION TRUSTEE, OTHER THAN AS PERMITTED PURSUANT TO (A) ABOVE; (C) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST THE DEBTORS, THE DISTRIBUTION TRUST, THE PROPERTY OF ANY OF THEM OR THE TRUST ACCOUNTS; (D) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DISTRIBUTION TRUST; AND (E) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

     4.3 No Discharge. In accordance with section 1141(d)(3) of the Bankruptcy Code, the confirmation of the Plan will not discharge either Debtor.

                                    ARTICLE V

                                    CRAMDOWN

     The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code requires modification. Subclass 3A, Subclass 3B, Subclass 3C, and Subclass 3D each constitute a separate class pursuant to section 1122(a) of the Bankruptcy Code.

                                   ARTICLE VI

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

     6.1 Conditions to Confirmation. The following are conditions to the confirmation of the Plan:

     (a) The Confirmation Order shall have been entered on the docket of the Clerk of the Bankruptcy Court in form and substance acceptable to the Debtors and the Creditors' Committee;

     (b) All Exhibits to the Plan shall be in form and substance satisfactory to the Debtors and the Creditors' Committee; and

     (c) The Intercompany Claims Settlement shall have become effective.

     6.2 Conditions to the Effective Date. The following are conditions to the occurrence of the Effective Date:

     (a) The Confirmation Order shall have become a Final Order;

     (b) The sale of the interests in QAL pursuant to the QAL Purchase Agreement shall have been consummated;

     (c) The Creditors' Committee and the Debtors shall have agreed upon the amount of the reserves contemplated by Section 8.10(a) and Section 8.11(a);

     (d) The Liquidating Transactions shall have been consummated;

     (e) All funds due and owing to or by the Debtors under the Intercompany Claims Settlement shall have been paid in accordance with its terms;

     (f) The Distribution Trustee shall have been appointed and shall have accepted such appointment;

     (g) The Distribution Trust Agreement shall have been executed and the Trust Accounts shall have been established; and

     (h) All other actions, documents, consents and agreements necessary to implement the Plan shall have been effected, obtained and/or executed.

     6.3 Waiver of Conditions to the Confirmation or Effective Date. The conditions to confirmation set forth in Section 6.1 and the conditions to the Effective Date set forth in Section 6.2 may be waived by the Debtors at any time and without an order of the Bankruptcy Court, with the consent of the Creditors' Committee.

                                   ARTICLE VII

                      MEANS FOR IMPLEMENTATION OF THE PLAN

     7.1 Liquidating Transactions. On the Effective Date, the Distribution Trust Assets will be transferred to and vest in the Distribution Trust, free and clear of Claims, Liens and Interests, except as may be otherwise provided in the Intercompany Claims Settlement. On or after the Effective Date, the Debtors will enter into such transactions and will take such actions as may be necessary or appropriate to merge, dissolve or otherwise terminate the corporate existence of the Debtors. Notwithstanding the foregoing and regardless of whether the actions in the preceding sentence have yet been taken with respect to a particular Debtor, upon the transfer of the Distribution Trust Assets to the Distribution Trust, the Debtors will be deemed dissolved and their business operations withdrawn for all purposes without any necessity of filing any document, taking any further action or making any payment to any governmental authority in connection therewith.

     7.2 Corporate Action. The following (which will occur and be deemed effective as of the date specified in the documents effectuating the same or, if no date is so specified, the Effective Date) will be deemed authorized and approved in all respects and for all purposes without any requirement of further action by KACC, as the sole stockholder of KAAC, by KAAC, as the sole stockholder of KFC, by the directors of either Debtor or by the Distribution Trustee or any other person or entity: (a) the Liquidating Transactions; (b) the establishment of the Distribution Trust; (c) the appointment of the Distribution Trustee to act on behalf of the Distribution Trust; (d) the transfer of the Distribution Trust Assets to the Distribution Trust; (e) the creation of the Trust Accounts; (f) the distribution of Cash and other property pursuant to the Plan; (g) the adoption, execution, delivery and implementation of all contracts, instruments, releases and other agreements or documents related to any of the foregoing; (h) the adoption, execution and implementation of the Distribution Trust Agreement; and (i) the other matters provided for under the Plan involving the corporate structure of either Debtor or corporate action to be taken by, or required of, either Debtor or the Distribution Trustee.

     7.3 No Revesting of Assets. On the Effective Date, the property of the Debtors' Estates will vest in the Distribution Trust to be administered by the Distribution Trustee in accordance with the Plan and the Distribution Trust Agreement.

     7.4 Recourse Solely to Trust Accounts. The Liquidating Transactions will not in any way merge the assets of the Debtors' Estates, including the Trust Accounts. All Claims against the Debtors are deemed fully satisfied in exchange for the treatment of such Claims under the Plan, and holders of Allowed Claims against either Debtor will have recourse solely to the applicable Trust Accounts for the payment of their Allowed Claims in accordance with the terms of the Plan.

     7.5 Release of Liens. Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date all Liens against the property of either Estate will be fully released, and all of the right, title and interest of any holder of such Liens, including any rights to any collateral thereunder, will attach to and be enforceable solely against the applicable Distribution Trust Assets held in the applicable Trust Account in accordance with, and subject to the terms of, the Plan. All such Liens against the Distribution Trust Assets will be fully released upon the holder of the Lien receiving its full distribution under the Plan, or upon the Effective Date if the holder of the Lien is not entitled to any distribution under the Plan.

     7.6 Exemption from Certain Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to any stamp Tax, real estate transfer Tax, sales or use Tax or similar Tax: (a) any Liquidating Transaction;
(b) the execution and implementation of the Distribution Trust Agreement, including any transfers to or by the Distribution Trust; or (c) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements or agreements of consolidation, disposition, liquidation or dissolution executed in connection with any transaction pursuant to the Plan.

                                  ARTICLE VIII

                               DISTRIBUTION TRUST

     8.1 Creation.

     (a) On the Effective Date, the Debtors will enter into the Distribution Trust Agreement with the Distribution Trustee, thereby creating the Distribution Trust.

     (b) The Distribution Trust has no objective to, and will not, engage in the conduct of a trade or business and, subject to the terms of the Distribution Trust Agreement, will terminate upon completion of its liquidation and distribution duties.

     (c) The Distribution Trust will be a "representative of the estate" under section 1123(b)(3)(B) of the Bankruptcy Code.

     8.2 Distribution Trustee.

     (a) The Distribution Trustee, whose identity and address will be disclosed at least ten days prior to the Confirmation Hearing, will be selected by the Creditors' Committee with the consent of the Debtors, and will be the exclusive trustee of the assets of the Distribution Trust for purposes of 31 U.S.C.
Section 3713(b) and 26 U.S.C. Section 6012(b)(3).

     (b) The rights, powers and privileges of the Distribution Trustee (to act on behalf of the Distribution Trust) will be specified in the Distribution Trust Agreement and will include, among others, the authority and responsibility to:
(i) accept, preserve, receive, collect, manage, invest, supervise and protect the Distribution Trust Assets (directly or through one or more third-party Disbursing Agents), each in accordance with the Plan and the Distribution Trust Agreement; (ii) liquidate, transfer or otherwise dispose of the Distribution Trust Assets or any part thereof or any interest therein upon such terms as the Distribution Trustee determines to be necessary, appropriate or desirable, pursuant to the procedures for allowing Claims and making distributions prescribed in the Plan, and otherwise consistent with the terms of the Plan;
(iii) calculate and make distributions of the Distribution Trust Assets to holders of Allowed Claims pursuant to the procedures for allowing Claims and making distributions prescribed in the Plan; (iv) review, reconcile, settle or object to Claims and resolve any such objections as set forth in the Plan and the Distribution Trust Agreement; (v) comply with the Plan and exercise its rights and fulfill its obligations thereunder; (vi) investigate and, if appropriate, pursue any Recovery Actions or other available causes of action (including any actions previously initiated by the Debtors and pending as of the Effective Date) and raise any defenses in any adverse actions or counter-claims;
(vii) retain and compensate, without further order of the Bankruptcy Court, the services of professionals or other persons or entities to represent, advise and assist the Distribution Trustee in the fulfillment of its responsibilities in connection with the Plan and the Distribution Trust Agreement; (viii) take such actions as are necessary, appropriate or desirable, to close the Chapter 11 Cases; (ix) file appropriate Tax returns on behalf of the Distribution Trust and Debtors and pay Taxes or other obligations owed by the Distribution Trust; (x) exercise the rights, and fulfill the obligations of KAAC under the QAL Purchase Agreement, including with respect to any claim for indemnification; (xi) take such actions as are necessary, appropriate or desirable to terminate the existence of the Debtors under the laws of Australia or any political subdivision thereof; (xii) take such actions as are necessary, appropriate or desirable with respect to the Retained Portion of the KFC Claim; and (xiii) terminate the Distribution Trust in accordance with the terms of the Plan and the Distribution Trust Agreement.

     (c) Except as otherwise provided in the Plan or the Distribution Trust Agreement, the Distribution Trustee will not be required to obtain the order or approval of the Bankruptcy Court or any other court of competent jurisdiction in, or account to the Bankruptcy Court or any other court of competent jurisdiction for, the exercise of any right, power or privilege conferred under the Distribution Trust Agreement.

     (d) Except as otherwise provided in the Plan or the Distribution Trust Agreement, after the Effective Date only the Distribution Trustee, on behalf of the Distribution Trust, with the prior consent of the Steering

Committee, acting through a majority thereof, will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, the Distribution Trustee, with the prior consent of the Steering Committee, acting through a majority thereof, may settle or compromise any Disputed Claim without approval of the Bankruptcy Court in accordance with the Distribution Trust Agreement.

     (e) Except as otherwise provided in the Plan or the Distribution Trust Agreement after the Effective Date only the Distribution Trustee, on behalf of the Distribution Trust as holder of the Retained Portion of the KFC Claim, with the prior consent of the Steering Committee, acting through a majority thereof, will have the authority to accept or reject a plan of reorganization for KACC.

     (f) Nothing contained in this Section 8.2 will limit the right of the US Trustee to object to Professional Fee Claims as contemplated by Section 2.2(c).

     8.3 Preservation of Causes of Action. Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Distribution Trustee will retain and may enforce any claims, demands, rights and causes of action that either Debtor or Estate may hold against any entity, including the Recovery Actions, to the extent not expressly released under the Plan. Without intending to limit the generality of the foregoing, the Distribution Trustee will retain the right to pursue any adversary proceedings available to the Debtors in connection with the QAL Purchase Agreement or the Intercompany Claims Settlement.

     8.4 Reports to be Filed with the Bankruptcy Court.

     (a) Within 45 days after the end of each of the first three calendar quarters of the calendar year, the Distribution Trustee, on behalf of the Distribution Trust, will File an unaudited report with the Bankruptcy Court reflecting (i) all Distribution Trust Assets received by the Distribution Trust during such calendar quarter; (ii) all Distribution Trust Assets held by the Distribution Trust at the end of such quarter; and (iii) all Distribution Trust Assets disbursed during such calendar quarter, in each case itemized for the individual Trust Accounts.

     (b) Within 90 days after the end of each calendar year, the Distribution Trustee, on behalf of the Distribution Trust, will File an unaudited report with the Bankruptcy Court reflecting: (i) all Distribution Trust Assets received by the Distribution Trust during such calendar year; (ii) all Distribution Trust Assets held by the Distribution Trust at the end of such calendar year; and
(iii) all Distribution Trust Assets disbursed during such calendar year, in each case itemized for the individual Trust Accounts.

     (c) In the event of developments affecting the Distribution Trust in any material respect (as determined by the Distribution Trustee in its reasonable discretion), the Distribution Trustee, on behalf of the Distribution Trust, will File promptly with the Bankruptcy Court a report describing such development in reasonable detail.

     (d) Any report required by this Section 8.4 will be in such form as required or approved by the US Trustee.

     (e) The Distribution Trustee will furnish or otherwise make available to any then-current Beneficiary, upon written request, a copy of: (a) the most recent annual receipts/disbursements report referred to in Section 8.4(b); (b) any quarterly receipts/disbursements report referred to in Section 8.4(a) for any period subsequent to the period covered by the most recent annual receipts/disbursements report (or, if no annual receipts/disbursements report has yet been Filed, for any period subsequent to the Effective Date); or (c) any current report referred to in Section 8.4(c) Filed subsequent to the period covered by the most recent annual receipts/disbursements report (or, if no annual receipts/disbursements report has yet been Filed, subsequent to the Effective Date).

     8.5 Payment of Distribution Trust Expenses. Except as otherwise ordered by the Bankruptcy Court, the Distribution Trustee, in its capacity as Disbursing Agent, will, in its reasonable discretion, pay Distribution Trust Expenses from the Distribution Trust Expenses Account, without the need for further Bankruptcy Court approval.

     8.6 Use of Other Entities. The Distribution Trustee, on behalf of the Distribution Trust, may employ, without further order of the Bankruptcy Court, other entities to assist in or make distributions required by the Plan and the Distribution Trust Agreement and may compensate and reimburse the expenses of those entities, without further order of the Bankruptcy Court, from the Distribution Trust Expenses Account in accordance with the Distribution Trust Agreement.

     8.7 Indemnification. The Distribution Trustee and the members of the Steering Committee will be indemnified as provided in the Distribution Trust Agreement.

     8.8 Tax Treatment.

     (a) The Distribution Trust is intended to be treated, for U.S. federal income Tax purposes, in part as a liquidating trust within the meaning of Treasury Regulations section 301.7701-4(d), for the benefit of the holders of Allowed Claims entitled to distributions of Pending Payments, and otherwise as one or more disputed ownership funds within the meaning of Proposed Treasury Regulations section 1.468B-9(a), as more specifically provided for under the Distribution Trust Agreement. Accordingly, for all federal income Tax purposes the transfer of the Distribution Trust Assets to the Distribution Trust will be treated as: (a) to the extent of Pending Payments, (i) a transfer of the Pending Payments directly from the Debtors to the holders of such Allowed Claims followed by (ii) the transfer of such Pending Payments by such holders of Allowed Claims to the Distribution Trust in exchange for beneficial interests in the Distribution Trust; and (b) to the extent of amounts that are not Pending Payments, as a transfer to one or more disputed ownership funds. Accordingly, the holders of Allowed Claims entitled to distributions of Pending Payments will be treated for federal income Tax purposes as the grantors and deemed owners of their respective shares of the Distribution Trust Assets in the amounts of the Pending Payments and any earnings thereon.

     (b) The Distribution Trustee will be required by the Distribution Trust Agreement to file federal Tax returns for the Distribution Trust as a grantor trust with respect to any Pending Payments and as one or more disputed ownership funds with respect to all other funds or other property held by the Distribution Trust pursuant to applicable Treasury Regulations, and any income of the Distribution Trust will be treated as subject to Tax on a current basis. The Distribution Trust Agreement will provide that the Distribution Trustee will pay such Taxes from the Distribution Trust Assets as required by law and in accordance with Section 10.2(c). In addition, the Distribution Trust Agreement will require consistent valuation by the Distribution Trustee and the Beneficiaries, for all federal income Tax purposes, of any property held by the Distribution Trust. The Distribution Trust Agreement will provide that termination of the trust will occur no later than two years after the Effective Date, unless the Bankruptcy Court will approve an extension based upon a finding that such an extension is necessary for the Distribution Trust to complete its claims resolution and liquidating purpose. The Distribution Trust Agreement also will limit the investment powers of the Distribution Trustee in accordance with IRS Rev. Proc. 94-45 and will require the Distribution Trust to distribute at least annually to the Beneficiaries (as such may have been determined at such time) its net income (net of any payment of or provision for Taxes), except for amounts retained as reasonably necessary to maintain the value of the Distribution Trust Assets or to meet claims and contingent liabilities (including Disputed Claims).

     8.9 Creation of Trust Accounts. On or prior to the Effective Date, the Trust Accounts will be established in federally insured United States banks in the name of the Distribution Trustee or one or more third-party Disbursing Agents. On the Effective Date, title to each of the Trust Accounts and the contents thereof will be transferred to and irrevocably vest in the Distribution Trust.

     8.10 Funding of Distribution Trust Expenses Account.

     (a) Initial Funding. Prior to the Effective Date, the Creditors' Committee and the Debtors will agree on the amount to be funded into the Distribution Trust Expenses Account on the Effective Date. On the Effective Date, the Distribution Trust Expenses Account will be funded by the transfer of Cash in such amount from the

Distribution Trust Assets. The Distribution Trustee will act as the Disbursing Agent for the Distribution Trust Expenses Account.

     (b) Use of Funds. Funds in the Distribution Trust Expenses Account will be used solely as provided in the Distribution Trust Agreement.

     (c) Subsequent Funding. If the balance of the Distribution Trust Expenses Account is insufficient to make all payments payable therefrom in accordance with the terms of the Plan and the Distribution Trust Agreement, additional Cash may be transferred to the Distribution Trust Expenses Account from the Unsecured Claims Trust Account (to the extent Cash remains available therein) as provided in the Distribution Trust Agreement.

     (d) Excess Funds. If the Distribution Trustee determines that the balance of the Distribution Trust Expenses Account is in excess of the amount that will be sufficient to make all payments payable therefrom in accordance with the terms of the Plan and the Distribution Trust Agreement, the Distribution Trustee, with the consent of the Steering Committee acting through a majority thereof, may transfer such excess to the Unsecured Claims Trust Account as provided in the Distribution Trust Agreement.

     8.11 Funding of Priority Claims Trust Account.

     (a) Initial Funding. Prior to the Effective Date, the Creditors' Committee and the Debtors will agree on the amount to be funded into the Priority Claims Trust Account on the Effective Date. On the Effective Date, the Priority Claims Trust Account will be funded by the transfer of Cash in such amount from the Distribution Trust Assets. For purposes of this Section 8.11, any and all amounts that become payable by KAAC under the QAL Purchase Agreement, including amounts that become payable in respect of indemnification claims, will be treated as Allowed Administrative Claims and will be paid in full in Cash in accordance with the applicable provisions of the QAL Purchase Agreement. For purposes of this Section 8.11, any and all Taxes determined to be due and owing from the Debtors to the Australian Tax Office for any taxable period (including interest and penalties, if any, determined and calculated under applicable Australian law without regard to the provisions of section 502(b)(2) of the Bankruptcy Code or any other provision of U.S. federal, state or local law) will be treated as Allowed Priority Tax Claims or Allowed Administrative Claims, as the case may be, and will be paid in full in Cash in accordance with the provisions of Section 9.4(a); provided, however, that any liability of the Debtors to the Australian Tax Office for income or capital gains Taxes for any period shall not exceed the amount of such Taxes, if any, determined in writing by the Australian Tax Office to be due and payable for such period. Until such determination, any Claim for Taxes by the Australian Tax Office will be treated as a Disputed Claim.

     (b) Use of Funds. Cash deposited in the Priority Claims Trust Account will be used solely as provided in the Distribution Trust Agreement.

     (c) Subsequent Funding. If the balance of the Priority Claim Trust Account is insufficient to make all payments payable therefrom in accordance with the terms of the Plan and the Distribution Trust Agreement, additional funds may be transferred from the Unsecured Claims Trust Account (to the extent Cash remains available therein) to the Priority Claims Trust Account as provided in the Distribution Trust Agreement.

     (d) Excess Funds. If the Distribution Trustee determines that the balance of the Priority Claims Trust Account is in excess of the amount that will be sufficient to make all payments payable therefrom in accordance with the terms of the Plan and the Distribution Trust Agreement, the Distribution Trustee, with the consent of the Steering Committee acting through a majority thereof, may transfer such excess to the Unsecured Claims Trust Account as provided in the Distribution Trust Agreement; provided, however, no amounts included in the Priority Claims Trust Account in connection with any potential obligation under the QAL Purchase Agreement for which KAAC and KACC are jointly and severally liable may be so transferred without the consent of KACC until the applicable survival period with respect to such obligation has expired.

     8.12 Funding of Unsecured Claims Trust Account.

     (a) Initial Funding. On the Effective Date, after the initial funding of the Distribution Trust Expenses Account in accordance with Section 8.10(a) and the initial funding of the Priority Claims Trust Account in accordance with
Section 8.11(a), the Distribution Trustee will (i) pay from the Distribution Trust Assets any payment required under the Intercompany Settlement Agreement and (ii) thereafter fund the Unsecured Claims Trust Account with the remainder of the Distribution Trust Assets, including the Retained Portion of the KFC Claim, all as provided in the Distribution Trust Agreement.

     (b) Use of Cash and Other Property. Cash and other property in the Unsecured Claims Trust Account will be used solely as provided in the Distribution Trust Agreement.

     (c) Additional Deposits. Any Cash or other property that becomes available to the Distribution Trust following the Effective Date will be deposited in the Unsecured Claims Trust Account as provided in the Distribution Trust Agreement.

     8.13 Undeliverable Property Trust Account. After the Effective Date, if any distribution to a holder of an Allowed Unsecured Claim is returned to the Disbursing Agent as undeliverable, the Disbursing Agent will deposit the undeliverable Cash or other property in the Undeliverable Property Trust Account. The Disbursing Agent will hold such funds and property, in a book-entry sub-account in the Undeliverable Property Trust Account, for the benefit of such holder. Until such holder notifies the Disbursing Agent in writing of its then-current address, as contemplated by Section 9.2(c), no attempt will be made to deliver subsequent distributions to such holder and any such distributions that such holder would otherwise be entitled to receive instead will be transferred from the Unsecured Claims Trust Account to the Undeliverable Property Trust Account and credited to such book-entry sub-account. Any dividends or other distributions on account of undeliverable securities held in such book-entry sub-account will also be held in such book-entry sub-account for the benefit of such holder until such holder notifies the Disbursing Agent in writing of its then-current address as contemplated by Section 9(c). All Cash (including dividends or other distributions on account of undeliverable securities) held in such book-entry sub-account for the benefit of such holder will be invested by the Disbursing Agent in a manner consistent with the investment and deposit guidelines set forth in the Distribution Trust Agreement. Any income or interest generated from such investment activities will be held in such book-entry sub-account for the benefit of such holder until such holder notifies the Disbursing Agent in writing of its then-current address as contemplated by Section 9.2(c). Subject to Section 9.2(c)(ii), when such holder notifies the Disbursing Agent in writing of its then-current address as contemplated by Section 9.2(c), the Disbursing Agent will deliver to such holder all Cash and other property contained in such book-entry sub-account (net of provision for Taxes). In the event such holder's right to assert a claim for undeliverable distributions is forfeited as contemplated by Section 9.2(c)(ii), all Cash and other property contained in such book-entry sub-account will be transferred from the Undeliverable Property Trust Account to the Unsecured Claims Trust Account for redistribution to holders of Allowed Unsecured Claims entitled to distributions therefrom.

                                   ARTICLE IX

                       PROVISIONS GOVERNING DISTRIBUTIONS

     9.1 Method of Distributions to Holders of Allowed Claims. The Disbursing Agent will make all distributions of Cash and other property required under the Plan. The Disbursing Agent will serve without bond, and may employ or contract with other entities to assist in, or make the distributions required by, the Plan.

     9.2 Delivery of Distributions.

     (a) Generally. Except as otherwise provided in the Plan, distributions in respect of Allowed Claims will be made to the holders of such Claims as of the Distribution Record Date at the addresses set forth in the applicable Claims Report. Prior to making any distribution to a Beneficiary, the Disbursing Agent may request written notification of the Beneficiary's federal taxpayer identification number or social security number if the Disbursing Agent determines, in its reasonable discretion, that such information (a) is necessary to fulfill its Tax reporting and withholding obligations and (b) has not been provided in the applicable Claims Report or otherwise.

The Disbursing Agent, in its reasonable discretion, may suspend distributions to any Beneficiary that has not provided its federal taxpayer identification number or social security number, as the case may be, after a request is made pursuant to and in accordance with the terms of this Section 9.2(a).

     (b) Distributions to Holders of Public Note Claims. All distributions to holders of Allowed Public Note Claims will be made by the Distribution Trustee to the applicable Indenture Trustee for subsequent distribution to holders of Allowed Public Note Claims as of the Distribution Record Date.

     (c) Undeliverable Distributions.

     (i) No Further Attempts at Delivery. If any distribution to a holder of an Allowed Unsecured Claim is returned to the Disbursing Agent as undeliverable, then unless and until the Disbursing Agent is notified in writing of such holder's then-current address: (A) subject to
          Section 9.2(c)(ii), such undeliverable distributions will remain in the possession of the Disbursing Agent as provided in Section 8.13 and no further attempt will be made to deliver such distribution; and (B) no attempt will be made to deliver subsequent distributions to such holder and any such distributions that such holder would otherwise be entitled to receive instead will be treated as provided in Section 8.13.

     (ii) Forfeiture and Redistribution. Any holder of an Allowed Unsecured Claim that does not assert a claim for an undeliverable distribution by delivering to the Disbursing Agent a written notice setting forth such holder's then-current address within 180 days after the later of
          (A) the Effective Date and (B) the last date on which a distribution was deliverable to the holder will have its claim for undeliverable distributions discharged and will be forever barred from asserting such claim or any claim for subsequent distributions against the Debtors, the Disbursing Agent or the property of any of them, including the Trust Accounts, whereupon all Cash and other property contained in the book-entry sub-account in the Undeliverable Property Trust Account created for the benefit of such holder will be transferred to the Unsecured Claims Trust Account for redistribution to holders of Allowed Unsecured Claims entitled to distributions therefrom. For purposes of any such redistribution, each Allowed Claim in respect of which a claim for undeliverable distributions has been discharged as contemplated by this Section 9.2(c)(ii) will be deemed disallowed in its entirety.

     (iii) No Requirement to Attempt to Locate Holders. Nothing contained in the Plan will require the Debtors or the Disbursing Agent to attempt to locate any holder of an Allowed Claim.

     9.3 Means of Cash Payments. Except as otherwise provided in the Plan or the Distribution Trust Agreement, Cash payments made pursuant to the Plan will be in United States currency by checks drawn on the applicable Trust Accounts or, at the option of the Disbursing Agent, by wire transfer from a domestic bank; provided, however, that Cash payments to foreign holders of Allowed Claims may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. If a check included in a distribution to a holder of an Allowed Unsecured Claim is not cashed within 180 days of the issuance thereof, the Disbursing Agent will void such check and such distribution will be treated as undeliverable in accordance with Section 9.2(c).

     9.4 Timing and Calculation of Amounts to Be Distributed.

     (a) Allowed Claims Other Than Unsecured Claims. On or as promptly as practicable after the Effective Date, the Disbursing Agent will make distributions to holders of Secured Claims, Administrative Claims, Priority Claims and Priority Tax Claims allowed as of the Effective Date. On or as promptly as practicable after each Quarterly Distribution Date, the Disbursing Agent will make distributions to holders of Disputed Secured Claims, Disputed Administrative Claims, Disputed Priority Claims and Disputed Priority Tax Claims that have become Allowed Claims during the immediately preceding calendar quarter. Notwithstanding the foregoing, if the Disbursing Agent determines, in its reasonable discretion, that the amount of any quarterly distribution is too small to justify the administrative costs associated with such distribution, the Disbursing Agent may postpone such quarterly distribution until the next Quarterly Distribution Date. The Disbursing Agent will have no obligation to notify Beneficiaries if it determines, in its reasonable discretion, that any quarterly distribution will be postponed.

     (b) Allowed Unsecured Claims in Subclass 3A; Certain Payments from the Public Note Distributable Consideration.

     (i)  Plan Accepted by Subclass 3A and Subclass 3B.

          (A) If both Subclass 3A and Subclass 3B vote to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, on or as promptly as practicable after the Effective Date, the Disbursing Agent will: (i) make distributions to holders of Allowed Claims in Subclass 3A in accordance with Section 2.4(c)(i)(A); provided that the amount of such distributions will be calculated as if each Disputed Unsecured Claim in Subclass 3D were an Allowed Unsecured Claim in its Face Amount as of the Effective Date; and
               (ii) make the payments to be deducted from the Public Note Distributable Consideration as contemplated by clauses (I) and
               (II) of the first sentence of Section 2.4(c)(i)(A).

          (B) If both Subclass 3A and Subclass 3B vote to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, on or as promptly as practicable after each Quarterly Distribution Date, the Disbursing Agent will distribute to each holder of an Allowed Claim in Subclass 3A a distribution from the Unsecured Claims Trust Account (net of provision for Taxes) in an amount equal to:
               (a) the amount of Cash and other property that such holder would have been entitled to receive pursuant to the Plan if such Claim and each other Unsecured Claim allowed prior to such Quarterly Distribution Date had been an Allowed Unsecured Claim as of the Effective Date (with such amount to be calculated in the manner described in Section 9.4(b)(i)(A)) minus (b) the aggregate amount of Cash and other property previously distributed on account of such Claim. Notwithstanding the foregoing, if the Disbursing Agent determines, in its reasonable discretion, that the amount of any quarterly distribution is too small to justify the administrative costs associated with such distribution, the Disbursing Agent may postpone such quarterly distribution until the next Quarterly Distribution Date. The Disbursing Agent will have no obligation to notify Beneficiaries if it determines, in its reasonable discretion, that any quarterly distribution will be postponed. In the event of the disallowance of a Disputed Unsecured Claim in Subclass 3D, any amounts held in respect thereof will be released from the Disputed Claims Reserve for distribution in accordance with this Section 9.4(b)(i) and
               Section 9.4(d).

     (ii) Plan Rejected by Subclass 3A or Subclass 3B. If either Subclass 3A or Subclass 3B fails to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the amount of the Public Note Distributable Consideration to which the Bankruptcy Court determines the holders of Allowed Claims in Subclass 3A are entitled in respect of such Claims will be distributed as provided in an order of the Bankruptcy Court and the Disbursing Agent will, contemporaneously or as promptly as practicable thereafter, make the payments (or reservations for payment) by which such distributions are to be reduced in accordance with Section 2.4(a)(i)(B).

     (c) Allowed Unsecured Claims in Subclass 3B.

     (i) Plan Accepted by Subclass 3A and Subclass 3B. If both Subclass 3A and Subclass 3B vote to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, on or as promptly as practicable after the Effective Date, the Disbursing Agent will make the payment to the Senior Subordinated Note Indenture Trustee as contemplated by clause
          (III) of the first sentence of Section 2.4(c)(i)(A) and Section 2.4(c)(ii)(A) for subsequent distribution by the Senior Subordinated
          Note Indenture Trustee to the holders of Allowed Claims in Subclass
          3B.

     (ii) Plan Rejected by Subclass 3A or Subclass 3B. If either Subclass 3A or Subclass 3B fails to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the amount of the Public Note Distributable Consideration, if any, to which the Bankruptcy Court determines the holders of Allowed Claims in Subclass 3B are entitled in respect of such Claims will be distributed as provided in an order of the Bankruptcy Court. As contemplated by Section 2.4(c)(ii)(B), any such distributions ultimately made to a holder of an Allowed Claim in Subclass 3B may be reduced by such holder's proportional share of any and all fees and expenses payable to the Senior Subordinated Note Indenture Trustee pursuant to the Senior Subordinated Note Indenture, which will, subject to such Trustee's right to seek payment by the Debtors of such fees and expenses pursuant to section 503(b)(5) of the Bankruptcy Code, be payable solely from such distributions.

     (d) Allowed Unsecured Claims in Subclass 3C and Subclass 3D.

     (i) On or as promptly as practicable after the Effective Date, the Disbursing Agent will make distributions to holders of Unsecured Claims in Subclass 3C and Subclass 3D allowed as of the Effective Date; provided that the amount of such distributions will be calculated as if each Disputed Unsecured Claim in Subclass 3D were an Allowed Unsecured Claim in its Face Amount as of the Effective Date; provided further, however, that no distribution will be made on account of any Disputed Unsecured Claim in Subclass 3D unless and until it becomes an Allowed Unsecured Claim and amounts withheld for Disputed Unsecured Claims in Subclass 3D will remain in the Unsecured Claims Trust Account as part of the Disputed Claims Reserve.

     (ii) On or as promptly as practicable after each Quarterly Distribution Date, the Disbursing Agent will distribute to each holder of an Unsecured Claim in Subclass 3C or Subclass 3D allowed prior to such Quarterly Distribution Date a distribution from the Unsecured Claims Trust Account (net of provision for Taxes) in an amount equal to: (a) the amount of Cash and other property that such holder would have been entitled to receive pursuant to the Plan if such Claim and each other Unsecured Claim allowed prior to such Quarterly Distribution Date had been an Allowed Unsecured Claim as of the Effective Date (with such amount to be calculated in the manner described in Section 9.4(d)(i)(A)) minus (b) the aggregate amount of Cash and other property previously distributed on account of such Claim. Notwithstanding the foregoing, if the Disbursing Agent determines, in its reasonable discretion, that the amount of any quarterly distribution is too small to justify the administrative costs associated with such distribution, the Disbursing Agent may postpone such quarterly distribution until the next Quarterly Distribution Date. The Disbursing Agent will have no obligation to notify Beneficiaries if it determines, in its reasonable discretion, that any quarterly distribution will be postponed. In the event of the disallowance of a Disputed Unsecured Claim in Subclass 3D, any amounts held in respect thereof will be released from the Disputed Claims Reserve for distribution in accordance with Section 9.4(b)(i) and this
          Section 9.4(d).

     (e) 7-3/4% SWD Revenue Bonds.

     (i) Plan Accepted by Subclass 3A. If (i) Subclass 3A votes to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code and
          (ii) unless the holders of Senior Note Claims otherwise agree pursuant to a settlement, all holders of Allowed Senior Note Claims are entitled under the Plan to identical treatment in respect of contractual subordination claims under the Senior Subordinated Note Indenture, then, on or as promptly as practicable on the Effective Date, the Disbursing Agent will make the payment, if any, to the 7-3/4% SWD Revenue Bond Indenture Trustee for the benefit of holders of 7-3/4% SWD Revenue Bonds pursuant to Section 2.5(a) and pay any amounts payable pursuant to Section 2.6(b).

     (ii) Plan Rejected by Subclass 3A. If Subclass 3A fails to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the amount of the Public Note Distributable Consideration, if any, to which the Bankruptcy Court determines the holders of 7-3/4% SWD Revenue Bonds are entitled will be distributed as provided in an order of the Bankruptcy Court.

     (f) Application of Distributions to Holders of Public Note Claims and 7-3/4% SWD Revenue Bonds. All distributions to a holder of an Allowed Public Note Claim or a holder of a 7-3/4% SWD Revenue Bond will be deemed to apply first to the principal amount of such Claim or 7-3/4% SWD Revenue Bond until such principal amount is paid in full, and then the remaining portion of such distributions, if any, will be deemed to apply to any prepetition accrued interest included in such Claim or in respect of such 7-3/4% SWD Revenue Bond.

     (g) No De Minimis Distributions. The Disbursing Agent will not be required to distribute Cash to the holder of an Allowed Unsecured Claim if the total aggregate amount of Cash to be distributed on account of such Claim is less than $25. Any holder of an Allowed Unsecured Claim on account of which the total aggregate amount of Cash to be distributed is less than $25 will have its claim for such distribution deemed satisfied, waived and released and will be forever barred from asserting any such Claim against the Debtors, the Distribution Trustee, the Disbursing Agent or the property of any of them, including the Trust Accounts. Any Cash not distributed with respect to Allowed Unsecured Claims as a result of the provisions of this Section 9.4(g), including dividends or other distributions made on account of securities held in the Unsecured Claims Trust Account, will be retained in the Unsecured Claims Trust Account for redistribution to other holders of Allowed Unsecured Claims entitled to distributions from the Unsecured Claims Trust Account.

     (h) Compliance with Tax Requirements. To the extent applicable, the Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. The Disbursing Agent will be authorized to take any actions that it determines, in its reasonable discretion, to be necessary, appropriate or desirable to comply with such withholding and reporting requirements, including but not limited to requiring recipients to fund the payment of such withholding as a condition to delivery or entering into arrangements for the sale (subject to any applicable restrictions or transfer) of non-Cash property otherwise to be distributed to a recipient subject to a withholding requirement in order to generate net proceeds (together with any Cash included in such distribution) sufficient to fund the payment of any such withholding. Notwithstanding any other provision of the Plan or the Distribution Trust Agreement, each entity receiving a distribution of Cash or other property pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations.

     9.5 Setoffs. Except with respect to claims of a Debtor released pursuant to the Plan or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the Distribution Trustee or any other Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights and causes of action of any nature that the applicable Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor of any claims, rights and causes of action that the Debtor or Debtors may possess against such a Claim holder, which are preserved under the Plan.

     9.6 Compensation and Reimbursement for Services Related to Distributions. If the Distribution Trustee employs or contracts with a third-party Disbursing Agent, such Disbursing Agent will receive, without the need for further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with the Distribution Trustee and will be paid to such Disbursing Agent from funds in the Distribution Trust Expenses Account. To assist in making distributions under the Plan, notwithstanding any other provision of the Plan, the applicable Trust Accounts (other than the Distribution Trust Expenses Account) may be held in the name of one or more such Disbursing Agents. Any such Disbursing Agent will invest the Cash in the Trust Accounts as directed by the Distribution Trustee, who will direct such Disbursing Agent to invest such Cash only in Permitted Investments; provided, however, that should the Distribution Trustee determine, in its reasonable discretion, that the administrative costs associated with such investment will exceed the return on such investment, it may direct such Disbursing Agent to not invest such Cash.

     9.7 Payments Limited to Trust Accounts. All payments or other distributions to be made by the Distribution Trustee in accordance with the Plan or the Distribution Trust Agreement will be made only from the Trust Accounts.

     9.8 Insufficient Assets. Provided that the Disbursing Agent has not acted in bad faith, engaged in fraud, willful misconduct or gross negligence or breached its fiduciary duties, if the Distribution Trust Assets at any point prove insufficient to pay all Beneficiaries of the Priority Claims Trust Account in full or all Beneficiaries of the Unsecured Claims Trust Account in accordance with the terms of the Plan, the Disbursing Agent will have no obligation to seek disgorgement from any Beneficiary, but may seek the guidance of the Bankruptcy Court or another court of competent jurisdiction.

     9.9 Distributions of Securities.

     (a) Voting of Securities. Pending the distribution of any voting securities, the Distribution Trustee will cause all such securities held in the Trust Accounts to be (i) represented in person or by proxy at each meeting at which the holder of such securities is entitled to vote, (ii) voted in any election of directors for the nominees recommended by the board of directors of the issuer of such securities, and (iii) voted with respect to any other matter as recommended by the board of directors of the issuer of such securities.

     (b) Dividends and Distributions. Any distribution of securities will include, to the extent applicable: (i) any dividends or other distributions that were previously paid to the Distribution Trust in respect of the securities included in such distribution; and (ii) any income or interest generated by the investment of such dividends or other distributions (net of provision for Taxes owing in respect of such amounts in accordance with Section 10.2(c)).

     (c) No Fractional Securities. Notwithstanding any provision of the Plan, only whole numbers of securities will be distributed. When any distribution on account of an Allowed Unsecured Claim would otherwise result in the distribution of a number of securities that is not a whole number, the number of securities to be so distributed will be rounded to a whole number on an equitable basis to be determined by the Distribution Trustee in order to ensure that all such securities are distributed and are so distributed only in whole numbers.

                                    ARTICLE X

                                 DISPUTED CLAIMS

     10.1 Prosecution of Objections to Claims. All objections to Claims must be Filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Chapter 11 Cases. If an objection has not been Filed to a proof of Claim, a scheduled Claim or a request for payment of Administrative Claim by the applicable Claims Objection Bar Date, the Claim to which the proof of Claim, scheduled Claim or request for payment of Administrative Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

     10.2 Treatment of Disputed Claims.

     (a) No Payments on Account of Disputed Claims and Disputed Claims Reserves. Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. In lieu of distributions under the Plan to holders of Disputed Claims, a Disputed Claims Reserve will be established on the Effective Date in each Trust Account, which, in the case of Unsecured Claims in Subclass 3D, will include an amount equal to the Pro Rata Share of the distribution to which all of the Disputed Claims in Subclass 3D would be entitled if such Disputed Claim was allowed in its Face Amount on the Effective Date.

     (b) Recourse. Each holder of a Disputed Claim that ultimately becomes an Allowed Claim will have recourse only to the undistributed Cash held in the applicable Trust Account for the satisfaction of such Allowed Claim and not to any other Trust Account or any assets previously distributed on account of any Allowed Claim.

     (c) Tax Requirements for Income Generated by Disputed Claim Reserves. The Distribution Trustee will include in the Tax returns of the Trust Accounts all items of income, deduction and credit of the Trust Accounts, except to the extent such items are included in the income of the Beneficiaries of the Trust Accounts as grantors of grantor trusts. The Distribution Trustee will pay, or cause to be paid, out of the funds held in applicable Trust Accounts, any Tax imposed on the Trust Accounts by any governmental unit with respect to income generated by the funds held in the Trust Accounts. The Distribution Trustee also will file or cause to be filed any Tax or information return related to the applicable Trust Account that is required by any governmental unit.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

          Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain all such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction to:

     (a) Allow, disallow, determine, liquidate, classify, reclassify, estimate or establish the priority, secured or unsecured status (or proper Plan classification) of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, and the resolution of any objections to the allowance, priority, or classification of Claims or Interests;

     (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

     (c) Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which either Debtor is a party or with respect to which either Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

     (d) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

     (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including the Recovery Actions and claims of the holders of the 7-3/4% SWD Revenue Bonds in respect of subordination rights under the Senior Subordinated Note Indenture, and grant or deny any applications involving the Debtors or the Distribution Trustee that may be pending on the Effective Date or brought thereafter;

     (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order, including the Distribution Trust Agreement;

     (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the Recovery Actions or the consummation, interpretation, or enforcement of the Plan or any contract, instrument, release, or other agreement or document that is entered into or delivered pursuant to the Plan (including the Distribution Trust Agreement), or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

     (h) Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

     (i) Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

     (j) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

     (k) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

     (l) Enter a final decree closing the Chapter 11 Cases in accordance with the Bankruptcy Rules; and

     (m) Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     12.1 Preservation of Insurance.

     (a) Nothing in the Plan will diminish or impair the enforceability of any insurance policies that may cover Claims against either Debtor.

     (b) Nothing in the Plan or in the Confirmation Order shall preclude any entity from asserting in any proceeding any and all claims, defenses, rights or causes of action that it has or may have under or in connection with any insurance policy or insurance settlement agreement. Nothing in the Plan or the Confirmation Order shall be deemed to waive any claims, defense, rights or causes of action that any entity has or may have under the provisions, terms, conditions, defenses and/or exclusions contained in such policies or settlements.

     (c) Notwithstanding the provisions of Section 12.1(b) and the substantial consummation of the Plan, in connection with any possible settlements made in any of the Kaiser Cases which concern any insurance policies, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases to issue or approve buybacks of such insurance policies under section 363 of the Bankruptcy Code and/or to issue or approve injunctions, releases and/or exculpations under the Bankruptcy Code (including, without limitation, section 105 of the Bankruptcy
Code) for purposes of, inter alia, protecting any such settling insurers against claims or demands made against the Debtors. In this regard, as between KACC and the Debtors, KACC will have full and sole right and authority to settle, release, compromise and enter into buybacks by insurers of insurance policies as to which the Debtors, or any of them, have or may assert rights as an insured. The Debtors shall not be entitled to any consideration or other value as a result of any such exercise of rights by KACC.

     12.2 Modification of the Plan. Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation, with the consent of the Creditors' Committee.

     12.3 Revocation of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date, with the consent of the Creditors' Committee. If the Debtors so revoke or withdraw the Plan, or if confirmation of the Plan does not occur, the Plan will be null and void in all respects, and nothing contained in the Plan will: (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; or (b) prejudice in any manner the rights of either Debtor or any other party.

     12.4 Limitation on Certain Actions. Notwithstanding any other provision in the Plan, the Plan shall not be amended, modified, revoked or withdrawn with the intent of altering or undermining in any way the Bankruptcy

Court's determination of the respective entitlement of holders of Allowed Claims under Sections 2.4(c)(i)(B) and 2.4(c)(ii)(B).

     12.5 Severability of Plan Provisions. If, prior to confirmation of the Plan, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided, however, that any such alteration or interpretation must be in form and substance acceptable to the Debtors and the Creditors' Committee. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     12.6 Notices. Any pleading, notice, or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, the Distribution Trustee or the Creditors' Committee must be sent by overnight delivery service, facsimile transmission, courier service, or messenger to:

     (a)  The Debtors:

          Daniel J. DeFranceschi
          RICHARDS, LAYTON & FINGER, P.A.
          One Rodney Square
          P.O. Box 551
          Wilmington, Delaware 19899
          Facsimile: (302) 651-7701

          Gregory M. Gordon
          Henry L. Gompf
          Troy B. Lewis
          Daniel P. Winikka
          JONES DAY
          2727 North Harwood Street
          Dallas, Texas 75201
          Facsimile (214) 969-5100

          (Counsel to the Debtors)

     (b)  The Distribution Trustee:

          Distribution Trustee
          [The identity and address of the Distribution Trustee to be disclosed at least ten days prior to the Confirmation Hearing as provided in
          Section 8.2(a).]

     (c)  The Creditors' Committee:

          Lisa G. Beckerman
          AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
          590 Madison Avenue
          New York, NY 10022

          William P. Bowden
          ASHBY & GEDDES
          222 Delaware Avenue
          P.O. Box 1150
          Wilmington, DE 19899

          (Counsel to the Creditors' Committee)

     12.7 Successors and Assigns. The rights, benefits, and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity, regardless of whether such entity voted to accept the Plan.

     12.8 Further Action. Nothing contained in the Plan will prevent the Debtors or the Distribution Trustee from taking such actions as may be necessary to consummate the Plan, even though such actions may not be specifically provided for within the Plan.

     12.9 Exhibits. All Exhibits to the Plan are incorporated by reference and are intended to be an integral part of this document as though fully set forth in the Plan.

Dated: February 25, 2005               Respectfully submitted,

                                       KAISER ALUMINA AUSTRALIA CORPORATION


                                       By: /s/ John M. Donnan
                                           -------------------------------------
                                       Name: John M. Donnan
                                       Title: Vice President and General Counsel


                                       KAISER FINANCE CORPORATION


                                       By: /s/ John M. Donnan
                                           -------------------------------------
                                       Name: John M. Donnan
                                       Title: Vice President and General Counsel


COUNSEL:


/s/ Daniel J. DeFranceschi
------------------------------------
Daniel J. DeFranceschi (DE 2732)
RICHARDS, LAYTON & FINGER
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

-and-

Gregory M. Gordon (TX 08435300)
Henry L. Gompf (TX 08116400)
Troy B. Lewis (TX 12308650)
Daniel P. Winikka (TX 00794873)
JONES DAY
2727 North Harwood Street
Dallas, Texas 75201
Telephone: (214) 220-3939
Facsimile: (214) 969-5100

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION